Commission File Number 024-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Cruzani, Inc.

(now known as)

bowmo, Inc.

(Exact Name of Registrant as Specified in its Governing Instruments)

99 Wall Street, Suite 891

New York, New York 10005

(212) 398-0002

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Edward Aizman

Director, Chief Executive Officer, Secretary and Treasurer

bowmo, Inc.

99 Wall Street, Suite 891

New York, New York 10005

(212) 398-0002

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

W. David Mannheim

Nelson Mullins Riley Scarborough LLP

GlenLake One

4140 Parklake Avenue, Suite 200

Raleigh, North Carolina 27612

(919) 329-3804

7371	26-4144571
(Primary Standard Industrial	(I.R.S. Employer
Classification Code Number)	Identification Number)

This Offering Circular shall only be qualified upon order of the United States Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION	DATED NOVEMBER 1, 2022

Best Efforts Offering of a Maximum of 20,833,333,334 Shares of Common Stock

Price Range of $0.0036 - $0.0038 Per Share

Minimum Investment: $50,000

Maximum Offering: $75,000,000

We are offering up to 20,833,333,334 shares of Common Stock, $0.001 par value per share (“Common Stock”), of bowmo, Inc., a Wyoming corporation (the “Company,” “we,” “our,” or “us”), on a continuous basis in a “Tier 2” offering under Regulation A (this “Offering”). The price per share of Common Stock to be offered and sold in this Offering will be determined after qualification, and we have provided a bona fide estimate of the price range of $0.0036 - $0.0038 per share. The minimum purchase requirement for an investor to participate in this Offering is $50,000; however, we reserve the right to waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

This Offering is being conducted on a “best-efforts” basis by our directors, officers and employees who will not be compensated for their efforts. We have not engaged, and do not intend to engage, any brokers, dealers, finders, underwriters or other agents in connection this Offering; however, we reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). See “Plan of Distribution.”

There is no minimum number of shares of our Common Stock that must be sold by us in this Offering for a closing to occur. Accordingly, we may receive no or minimal proceeds from this Offering. Subscriptions will be accepted on a rolling basis, and the proceeds from all accepted subscriptions will be immediately available for use by us. See “Use of Proceeds.” No proceeds will be placed in an escrow account during this Offering, and no proceeds will be returned to you once your subscription agreement has been accepted by us. We reserve the right to reject or limit the size of your subscription for any reason, and, if we do reject or limit the size of your subscription, we will promptly return your funds to you without deduction, offset or interest accrued thereon.

We expect to commence the sale of our Common Stock as of the date on which the Offering Statement, of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”). This Offering will terminate at the earliest of (i) the date upon which the maximum amount of shares of Common Stock has been sold, (ii) the date which is twelve (12) months after the date of qualification of this Offering, or (iii) the date on which this Offering is earlier terminated by us in our sole discretion. Notwithstanding the foregoing, this Offering may be extended in our sole discretion.

Our Common Stock is currently quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO” and currently trades on a sporadic and limited basis. The closing price of our Common Stock on October 31, 2022 was $0.003.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 8 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to the Public	Discount and commissions (1)	Proceeds to the Company (2)	Proceeds to Other Persons (3)
Per Share	$ 0.0036 – 0.0038	$—	$ 0.0036 – 0.0038	$—
Minimum Investment	$50,000	$—	50,000	$—
Maximum Offering	$75,000,000	$—	75,000,000	$—

(1)	We have not engaged, and do not intend to engage, any brokers, dealers, finders, underwriters or other sales agents in connection this Offering; however, we reserve the right to offer the Shares through broker-dealers who are registered with the SEC and are members of the Financial Industry Regulatory Authority.
(2)	The amount shown is before deducting expenses we expect to incur in connection with this Offering, including costs, expenses and fees for legal, accounting, printing, due diligence, marketing, administrative, filing and other similar costs incurred in connection with this Offering which we currently estimate to be $300,000. See “Plan of Distribution.”
(3)	There are no finder’s fees or other similar fees being paid to third parties from the proceeds of this Offering.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of this Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

The Company is following the “Offering Circular” format of disclosure of Part II of Form 1-A.

The date of this Offering Circular is       , 2022

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TERMINOLOGY

As used in this Offering Circular, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and similar references refer to bowmo, Inc., a Wyoming corporation, and its consolidated subsidiary, bowmo, Inc., a Delaware corporation. See “Summary – Cruzani, Our Merger, Our Name, Our Ticker Symbol and Our Trading Price” for more information regarding our corporate history.

GENERAL DISCLAIMERS

You should rely only upon the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

You should assume that the information appearing in this Offering Circular is accurate only as of its date. Our assets, business, cash flows, financial condition, liquidity, management, prospects and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to register, qualify or otherwise permit this Offering or the possession or distribution of this Offering Circular in that jurisdiction. Persons who come into possession of this Offering Circular in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to this Offering and the distribution of this Offering Circular applicable to those jurisdictions. We are not making an offer of our Common Stock in any jurisdiction where the offer is not permitted.

You should not interpret the contents of this Offering Circular to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Common Stock.

“bowmo” and its logos and other trademarks referred to and included in this prospectus belong to us. Solely for convenience, we refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

MARKET, INDUSTRY, AND OTHER DATA

We use market data throughout this Offering Circular which has generally obtained from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The market data includes forecasts and projections that are based on industry surveys and the preparers’ experiences in the industry, and there is no assurance that any of the projections or forecasts will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. Forward-looking statements are not statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “anticipate,” “intend,” “could,” “should,” “would,” “believe,” “project,” “plan,” “goal,” “target,” “potential,” “pro-forma,” “seek,” “contemplate,” “expect,” “estimate,” “continue,” “project,” “anticipated,” “modeled” or “forecasted” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements include statements related to (i) our plans, objectives, strategies, operations, services, projected growth, anticipated future financial performance and management’s long-term performance goals.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause our actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	our ability to raise additional capital, if needed, to support our operations;

•	the effect of COVID-19 on our business and the national and global economies;

•	the rate and degree of market acceptance of our products and services;

•	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

•	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

•	our ability to compete effectively in a competitive industry;

•	our ability to achieve positive cash flow from operations;

•	our ability to meet our other financial operating objectives;

•	the availability of qualified employees for our business operations;

•	general business and economic conditions;

•	our ability to meet our financial obligations as they become due;

•	our relationships with our key customers;

•	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents an intellectual property;

•	our ability to be successful in new markets;

•	our ability to avoid infringement of intellectual property rights;

•	the positive cash flows and financial viability of our operations and new business opportunities;

•	continued demand for services of recruiters;

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•	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements;

•	our ability to operate our virtual AI-and video-enabled hiring platform free of security breaches; and

•	our ability to retain and attract senior management and other key employees;

•	our ability to quickly and effectively respond to new technological developments;

•	our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and /or assets with our business; and

•	those risks described in the section captioned “Risk Factors” in this Offering Circular.

We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this Offering Circular. Should one or more of the risks or uncertainties described above or elsewhere in this Offering Circular occur, or should underlying assumptions prove incorrect, actual results could differ materially and adversely from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements which speak only as of the date of this Offering Circular.

Additional factors that may cause actual results to differ materially from those contemplated by any forward-looking statements may arise or emerge after the date of this Offering Circular. Further, any forward-looking statement speaks only as of the date on which it is made, and we do not intend to and, except as required by law, disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under the federal securities laws.

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SUMMARY

This summary highlights certain material information contained elsewhere in this Offering Circular. Because this is a summary, it may not contain all of the information that is important to you when deciding whether to invest in our Common Stock. Accordingly, you should carefully read this Offering Circular in its entirety before investing. We urge you to pay special attention to the information contained in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of this Offering Circular as well as our financial statements and the notes thereto appearing elsewhere in this Offering Circular.

Cruzani, Our Merger, Our Name, Our Ticker Symbol and Our Trading Price

Cruzani, Inc., a Wyoming corporation that was incorporated on February 5, 1999 (“Cruzani”), was previously a franchise development company that built and represented popular franchise concepts, and other related businesses, throughout the United States as well as in international markets.

On April 29, 2022, Cruzani entered into an Agreement and Plan of Merger (the “Merger Agreement”) with bowmo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Cruzani (“Merger Sub”), bowmo, Inc., a Delaware corporation that was incorporated on May 22, 2015 (“Target”), and Michael E. Lakshin on behalf of Target’s stockholders. Pursuant to the Merger Agreement, on May 4, 2022, Merger Sub was merged with and into Target with Target surviving the merger as the wholly owned subsidiary of Cruzani (the “Merger”). As consideration for the Merger, Cruzani received all of the issued and outstanding shares of capital stock of Target, and the legacy stockholders of Target received shares of Series G preferred stock of Cruzani having voting rights equivalent to 78% of the total voting rights of all holders of capital stock of Cruzani.

On June 16, 2022, Cruzani filed articles of amendment with the Secretary of State of the State of Wyoming to change its name to “bowmo, Inc.”

Our Common Stock is currently quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO” and currently trades on a sporadic and limited basis. The closing price of our Common Stock on October 31, 2022 was $0.003.

Our Structure

The following chart shows the organizational structure of our Company as of the date of this Offering Circular but before giving effect to this Offering.

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Our Business

Prior to the Merger, Cruzani was reassessing its business model and strategic goals. Upon completion of the Merger, however, we have decided to pursue our Vertically Integrated Business Model (“VIBM”) which is capable of providing services and added value to all segments of the human resources technology (“HR-Tech”) market globally. Our goal is to constantly improve our HR-Tech platform to address present and future market needs by offering a unique combination of proprietary artificial intelligence (“AI”) based technology with a do-it-yourself sourcing experience able to match candidates to jobs without having to use keyword searches or Boolean strings.

Our AI-driven platform will automate the end-to-end hiring processes with its AI-based matching engine while providing just-in-time content, resources, and tools, such as video interviewing and cultural and technical assessments so that hiring organizations can vet their candidates. We refer to this as Software as a Service (“SaaS”).

We expect to complete our VIBM by our Recruiting as a Service (“RaaS”) which allows clients to outsource the management of the recruiting process (“RPO”). Our RaaS offering will complement our improved HR-Tech platform by offering our clients with a choice of high-touch and high-tech services strategically geared to market needs and objectives.

In addition, our VIBM offers unique added value via e-learning programs by Interview Mastery® and Selecting Excellence®, designed by Michael R. Neece, one of the pioneers in the human resources e-learning field. Both programs have been continually improving in order to solve the challenges of today’s job-market realities for more than 20 years.

Our clients receive assistance across all recruiting functions, such as job-description development, branded career-page management, pre-employment and cultural assessments, and a video interview platform—all managed by a team of experienced recruiters.

With our HR-Tech platform as a foundation for our VIBM—performing matching and sourcing at the core—we are reshaping how businesses find talent and provide a quality on-demand experience.

Management

Our executives are seasoned professionals in internet-enabled businesses and the recruitment industry. Our management team has participated in multiple successful investments and transactions and has extensive business and financial acumen.

•	Edward Aizman, Director, Chief Executive Officer, Secretary and Treasurer

•	Michael E. Lakshin, Chairman of the Board and President

•	Conrad Huss, Co-Chairman of the Board

Recent Developments

On June 15, 2022, we entered into a Securities Purchase Agreement (the “SPA”) and warrant to purchase 1,500,000,000 shares of Common Stock (the “Warrant”) with an institutional investor in connection with the issuance of a convertible note by Cruzani in favor of the investor in the aggregate principal amount of $165,000 (the “Note”).

The Note bears interest at the rate of 12% per annum and has a maturity date of June 15, 2023. In the event of a qualifying public offering of common stock by the Company prior to the maturity date, such as this Offering, the Note shall be immediately payable from certain of the proceeds such offering.

The Warrant has a seven-year term from the date of issuance, is exercisable from the date of issuance, and includes “full-rachet” anti-dilution protection.

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Convertible Note and Warrant

On October 12, 2022, the Company issued a $550,000 convertible promissory note (the “Convertible Note”) to Trillium Partners, LP (“Trillium”) in exchange for $500,000. The Convertible Note bears interest at 8%, per annum. All unpaid principal and accrued interest under the Convertible Note will be due and payable in full one year from issuance. The note converts at $0.0001 per common share and Trillium Partners LP may elect to convert 5,500,000,000 shares of the Company’s common stock at any time.

In connection with the issuance of the Convertible Note with Trillium, the Company also issued a common stock purchase warrant to purchase up to 2,500,000,000 shares of the Company’s common stock. These warrants have an exercise price per share of $0.0001 and expire in seven years.

Business and Roll-Up Strategy

Despite the increasing importance and the transformational effects of SaaS in the HR-Tech market, we believe that the human aspect of recruiting remains of paramount importance. We also believe that successful participants in the HR-Tech market will offer a curated mix of SaaS, RaaS (powered by SaaS) and “brick-n-mortar” recruiting and direct placement services to clients.

Accordingly, we consider our Roll-up Strategy as one of the fastest ways to grow our business and increase our market share before the HR-Tech industry reaches a competitive plateau. To implement our Roll-Up Strategy, we will seek to acquire target companies (“Targets”) that will be accretive to our SaaS, RaaS and recruiting/direct placement offerings based upon the following key-criteria:

•	scalable business model that will, in turn, help us to grow our SaaS, RaaS and recruiting/direct placement offerings.
•	similar business vision and culture to that of our company.
•	value, history and estimated longevity of the Targets’ respective clients as well as the Targets’ respective business pipelines.
•	gross annual sales revenue ranging from $15 million to $30 million with at least 10% net operating income.
•	the management teams of the Targets must agree to receive capital stock and notes payable as deal consideration.

Principal Executive Office

We currently do not have a principal executive office; rather, we operate virtually. Our business mailing address is 99 Wall Street, Suite 891 New York, New York 10005. Our telephone number is (212) 398-0002. The address of our website is www.bowmo.com. The inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

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THE OFFERING

Issuer	bowmo, Inc.

Securities offered	Common Stock

Maximum Offering Amount	$75,000,000

Price Per Share	$0.0036 – 0.0038 per share of Common Stock

Minimum Investment Amount	$50,000; however, we reserve the right to waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Common Stock Outstanding Before the Offering	18,572,705,574

Common Stock Outstanding After the Offering	39,406,038,908(1)

Use of Proceeds	We estimate that the maximum net proceeds from the sale of shares of our Common Stock in this Offering will be approximately $74,700,000 after deducting the estimated offering expenses of $300,000 payable by us. We intend to use the net proceeds we receive from this Offering for research and development, technical support, payroll and selling, general and administrative expenses and other working capital needs as well as the repayment of the Note. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions, products, or businesses that complement our business. We reserve the right to reallocate portions of the net proceeds reserved for one category to another or to add additional categories, and we will have broad discretion in doing so. See “Use of Proceeds.”

Market for our Common Stock	Our Common Stock is currently quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO” and currently trades on a sporadic and limited basis.

Risk Factors	See “Risk Factors” on page 8 for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

(1)	Assumes the maximum number of shares of Common Stock are sold in this Offering.

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RISK FACTORS

An investment in our Common Stock involves certain risks. You should carefully consider the risk factors and other information included in this Offering Circular before making an investment decision. Our assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations could be materially adversely affected by any of these risks. Additionally, the price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

This Offering Circular also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Offering Circular. The prospectus supplement is qualified in its entirety by those risk factors.

Risk Factors Related to Our Business

Our existing financial resources are insufficient to pay for our ongoing operating expenses.

We currently have limited financial resources and other assets to pay for our ongoing operating expenses. In the short term, unless we are able to raise additional capital, including through this Offering, we will be unable to pay for our ongoing operating expenses and may not be able to continue as a going concern.

We may never achieve or sustain profitability or positive cash flow from operations.

As of June 30, 2022, we had an accumulated deficit of approximately $5.0 million. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow for the foreseeable future. We may never achieve profitability or positive cash flow in the future, and even if we do, we may not be able to continue being profitable. Any failure to achieve and maintain profitability would continue to have an adverse effect on our stockholders’ deficit and working capital and could result in a decline in the price of our Common Stock or cause us to cease operations.

Because we have a limited operating history under our current platform, it is difficult to evaluate our business and future prospects which increases the risks associated with an investment in our Common Stock.

We launched the Company in May 2015 and operated our current HR-Tech platform powered by AI since October 2015, and we then put into a multi-year process of further development, integration, and branding. As a result, our platform and business model have not been fully proven, and we have only a limited operating history on which to evaluate our business and future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including our ability to achieve market acceptance of our platform and attract, retain and incentivize recruiters on our platform, as well as respond to competition and plan for and scale our operations to address future growth. We may not be successful in addressing these and other challenges we may face in the future, and our business and future prospects may be materially and adversely affected if we do not manage these and other risks successfully. Given our limited operating history, we may be unable to effectively implement our business plan which could materially harm our business or cause us to scale down or cease our operations.

Our business depends on a strong reputation and anything that harms our reputation will likely harm our results of operations.

As a provider of permanent staffing solutions as well as consulting and e-Learning services for the HR market, our reputation is dependent upon the performance of the employees we place with our clients and the services rendered by our consultants. We depend on our reputation and name recognition to secure engagements and to hire qualified employees and consultants. If our clients become dissatisfied with the performance of those employees or consultants or if any of those employees or consultants engage in or are believed to have engaged in conduct that is harmful to our clients, our ability to maintain or expand our client base will be harmed. Any of the foregoing is likely to materially adversely affect us.

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We may be unable to find sufficient candidates for our staffing business.

Our staffing services business consists of the placement of individuals seeking employment. There can be no assurance that candidates for employment will continue to seek employment through us. Candidates generally seek positions through multiple sources, including the Company and our competitors. In the fall of 2019, unemployment rates were at historical lows. The COVID-19 pandemic has had a significant effect on unemployment in every state, industry, and major demographic group in the United States and peaked to unprecedented levels in April 2020. According to a release by the U.S. Bureau of Labor Statistics, State Employment and Unemployment Summary on June 17, 2022, (i) unemployment rates were lower in May 2022 in 16 states and stable in 34 states and the District of Columbia, (ii) all 50 states and the District of Columbia had jobless rate decreases from a year earlier, (iii) the national unemployment rate remained at 3.6% but was 2.2% points lower than in May 2021 and (iv) the U.S. economy finally climbed within 1 million jobs of pre-COVID levels with 390,000 jobs added in May 2022. The availability of qualified talent may change or become scarcer, depending on macro-economic conditions outside of the Company’s control. If finding sufficient eligible candidates to meet employers’ demands becomes more challenging due to falling unemployment rates or other talent availability issues, the Company may experience a shortage of qualified candidates. Any shortage of candidates could materially adversely affect the Company.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition, and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure, or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

If we fail to completely and successfully integrate the assets we acquired, we may not fully realize the anticipated benefits from the acquisition, and our results of operations would be materially and adversely affected.

We recently acquired Target and anticipate acquiring additional assets and businesses in the future. Our failure to successfully integrate the assets we acquire may be more difficult, costly or time-consuming than we anticipate, or we may not otherwise realize any of the anticipated benefits of this acquisition. Any of the foregoing could adversely affect our future results of operations or could cause our stock price to decline.

If our due diligence process with respect to acquisitions proves insufficient, we may make poor investment decisions.

Our management is opportunistic in its approach to mergers and acquisitions. We are actively looking to grow our base of clients, intellectual property, assets and suite of recruitment technology solutions. If our processes fail to identify risks and weaknesses of companies that we either acquire or purchase assets from, we may be harmed or have difficulties recouping our investments. Additionally, we may be unable to effectively integrate such assets into our existing business.

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Our future growth depends on our ability to attract, retain and incentivize a community of recruiters and other talent acquisition professionals are needed for future growth, and the loss of such recruiters and talent acquisition professionals, or the failure to attract new ones, could adversely impact our business and future prospects.

The size of our community of employers on our platform is critical to our success. Our ability to achieve profitability in the future will depend, in large part, on our ability to attract new users to, and retain existing users on, our platform. Recruiters and other talent acquisition professionals on our Platform can generally decide to cease using our platform at any time. We have experienced growth in the number of recruiters and other talent acquisition professionals on our platform in recent months. This growth may not continue at the same pace in the future or at all. In addition, it is possible that the ongoing effects of COVID-19 may have a adverse effect on our user growth in the future. Achieving growth in our community of users may require us to engage in increasingly sophisticated and costly sales and marketing efforts that may not result in additional users. We may also need to modify our pricing model to attract and retain such users. If we fail to attract new users or fail to maintain or expand existing relationships in a cost-effective manner, our business and future prospects would be materially and adversely impacted.

If we are unable to respond to technological advancements and other changes in our industry by developing and releasing new services, or improving our existing services, in a timely and cost-effective manner or at all, our business could be materially and adversely affected.

Our industry is characterized by rapid technological change, frequent new service launches, changing user demands, and evolving industry standards. The introduction of new services based on technological advancements can quickly render existing services obsolete. We will need to expend substantial resources on researching and developing new services and enhancing our platform by incorporating additional features, improving functionality, and adding other improvements to meet our users’ evolving demands. We may not be successful in developing, marketing, and delivering in a timely and cost-effective manner enhancements or new features to our platform or any new services that respond to continued changes in the market. Furthermore, any enhancements or new features to our platform or any new services may contain errors or defects and may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new services, we may experience a decline in revenue from our existing services that is not offset by revenue from the new services.

If we experience errors, defects, or disruptions in our platform it could damage our reputation, which could in turn materially and adversely impact our operating results and growth prospects.

The performance and reliability of our platform is critical to our reputation and ability to attract and retain recruiters and clients. Any system error or failure, or other performance problems with our platform could harm our brand and reputation and may damage the businesses of users. Additionally, our platform requires frequent updates, which may contain undetected errors when first introduced or released. Any errors, defects, disruptions in service, or other performance or stability problems with our platform could result in negative publicity, loss of or delay in market acceptance of our platform, loss of competitive position, delay of payment to us or recruiters, or claims by users for losses sustained by them, which could adversely impact our brand and reputation, operating results and future prospects.

The continued operation of our business depends on the performance and reliability of the internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of the internet, mobile, and other infrastructures that are not always under our control. Disruptions in such infrastructures, including as the result of power outages, telecommunications delay or failure, security breach, or computer virus, as well as failure by telecommunications network operators to provide us with the bandwidth we need to provide our products and offerings, could cause delays or interruptions to our products, offerings, and platform. Any of these events could damage our reputation, resulting in fewer recruiters actively using our platform, disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition, and operating results.

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We rely on third parties to host our platform, and any disruption of service from such third parties or material change to, or termination of, our arrangement with them could adversely affect our business.

We use third-party cloud infrastructure services providers and co-located data centers in the United States and abroad to host our platform. As of the date of this Offering Circular, we outsource developers from India and Switzerland, including the head of our AI Engineering, Damian Hischier, who is located in Switzerland. We do not control the physical operation of any of the data centers we use. These facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions to our platform. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of violence, and other misconduct. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. We may not be able to maintain or renew our agreements or arrangements with these third-party service providers on commercially reasonable terms, or at all. If we are unable to renew our agreements on commercially reasonable terms, our agreements are terminated, or we add additional infrastructure providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new data center providers. If these providers increase the cost of their services, we may have to increase the fees to use our platform, and our operating results may be adversely impacted.

Because we have arrangements with related parties affecting a significant part of our operations, such arrangements may not reflect terms that would otherwise be available from unaffiliated third parties.

We rely on arrangements with related parties for support of our operations, including technical support and employer of record services, and may engage in additional related party transactions in the future. Although we believe that the terms of our arrangements with related parties are reasonable and generally consistent with market standards, such terms do not necessarily reflect terms that we or such related parties would agree to in arms-length negotiations with an independent third party. Furthermore, potential conflicts of interest can exist if a related party is presented with an issue that may have conflicting implications for the Company and such related party. If a dispute arises in connection with any of these arrangements, which is not resolved to the satisfaction of the Company, our business could be materially and adversely affected.

The COVID-19 pandemic has resulted in a significant downturn in the global and United States economies and accordingly a decreased demand for recruitment and staffing services, which could have a material adverse effect on our business, financial condition and results of operations.

In late 2019, an outbreak of COVID-19 was first reported in Wuhan, China. In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines and travel bans around the world aimed at controlling the spread of the virus. Businesses are also taking precautions, including requiring employees to work remotely or take leave, imposing travel restrictions and temporarily closing their facilities. Initial unemployment numbers have spiked. Uncertainties regarding the impact of COVID-19 on economic conditions are likely to result in sustained market turmoil and reduced demand for employees, which in its turn has had a negative impact on the recruitment and staffing industry. According to a June 2020 report from CEOToday, the U.S. staffing industry, which previously boasted a market size of $152 billion fell to roughly $119 billion since the COVID-19 outbreak; bringing it down to its lowest level since 2013. This represents a 21% decrease from 2019.

To date the economic impact of COVID-19 has resulted in certain reductions in the Company’s business and the Company has devoted efforts to shifting its focus in areas of hiring. As of the date of this filing, to the Company’s knowledge, no customer of the Company has gone out of business nor have any counterparties attempted to assert the existence of a force majeure clause, which excuses contractual performance. Because we depend on continued demand for recruitment services, a downturn in the recruitment and staffing industry would have a material adverse impact on our business and results of operations.

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While to date the Company has not been required to stop operating, management is evaluating its use of its office space, virtual meetings and the like. We had reduced certain operating costs and expenses to respond to the current economic climate. Additionally, while we have experienced, and could continue to experience, a loss of clients as the result of the pandemic, we expect that the impact of such attrition would be mitigated by the addition of new clients resulting from our continued efforts to adjust the Company’s operations to address changes in the recruitment industry. The extent to which the COVID-19 pandemic will impact our operations, ability to obtain financing or future financial results is uncertain at this time. Due to the effects of COVID-19, the Company took steps to streamline certain expenses. Management also worked to reduce unnecessary expenditures and worked to improve certain other capital expenditures, while maintaining overall workforce levels. The Company has seen increased demand for its recruiting solutions in 2022 and has selectively increased salaries and marketing expenditures to support higher demand. The Company expects but cannot guarantee that demand will continue to improve in 2022, as certain clients re-open or accelerate their hiring initiatives, and new clients utilize our services. Overall, management has focused on effectively positioning the Company for a rebound in hiring which we believe has begun and will continue throughout 2022. Ultimately, the recovery may be delayed and the economic conditions may worsen. The Company continues to closely monitor the confidence of its recruiter users and customers, and their respective job requirement load through offline discussions and the Company’s Recruiter Index survey.

If internet search engines’ methodologies or other channels that we utilize to direct traffic to our website are modified, or our search result page rankings otherwise decline, it could negatively affect our future growth.

We depend in part on various internet search engines, such as Google, Yahoo, Bing and others, as well as other internet channels and referral partners to direct traffic to our website. Our ability to maintain the number of visitors directed to our website is not entirely within our control. For example, our competitors’ search engine optimization and other efforts may result in their websites receiving a higher search result page ranking than ours, internet search engines or other channels that we utilize to direct traffic to our website could revise their methodologies in a manner that adversely impacts traffic to our website, or we may make changes to our website that adversely impact our search engine optimization rankings and traffic. As a result, links to our website may not be prominent enough to drive sufficient traffic to our website, and we may not be able to influence the results. Any of these changes could have an adverse impact on our operating results and future growth.

If we or our third-party partners experience a security breach resulting in unauthorized access to our clients’ or recruiters’ data, our data, or our platform, networks, or other systems, our reputation would suffer, demand for our services may be reduced, our operations may be disrupted, we may incur significant legal liabilities, and our business could be materially and adversely affected.

Our business involves storage, processing, and transmission of our clients’ and recruiters’ proprietary, confidential, and personal information as well as the use of third-party partners who store, process, and transmit such proprietary, confidential, and personal information. We also maintain certain other proprietary and confidential information relating to our business and personal information of our employees. Any security breach or incident affecting us or third parties on which we rely, including resulting from computer viruses, malware, physical or electronic break-ins, or weakness resulting from intentional or unintentional service provider or employee actions, could result in unauthorized access to, misuse of, or unauthorized acquisition of our or our clients’ or recruiters’ data, the loss, corruption, or alteration of this data, interruptions in our operations, or damage to our computers or systems or those of our clients or recruiters. If an actual or perceived security breach affecting us or our third-party partners occurs, public perception of the effectiveness of our security measures would suffer, and result in attrition of recruiters on our platform or loss of clients. Any compromise of our or our third-party partners’ security could result in a violation of applicable privacy and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability. Any such compromise could also result in damage to our reputation and a loss of confidence in our security measures. Any of these effects could adversely impact our business, operating results and growth prospects.

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Our platform contains open-source software components, and failure to comply with the terms of the underlying licenses could restrict our ability to market or operate our platform.

We incorporate many types of open-source software, frameworks and databases. Open-source licenses typically permit the use, modification, and distribution of software in source code form subject to certain conditions. Some open-source licenses require any person who distributes a modification or derivative work of such software to make the modified version subject to the same open source license. Accordingly, although we do not believe that we have used open-source software in a manner that would subject us to this requirement, we may be required to distribute certain aspects of our platform or make them available in source code form. Further, the interpretation of open-source licenses is legally complex. If we fail to comply with the terms of an applicable open source software license, we may need to seek licenses from third parties to continue offering our platform and the terms on which such licenses are available may not be economically feasible, to re-engineer our platform to remove or replace the open source software, to limit or stop offering our platform if re-engineering could not be accomplished on a timely or cost-effective basis, to pay monetary damages, or to make available the source code for aspects of our proprietary technology, any of which could adversely affect our business, operating results, and financial condition.

In addition, generally there are no warranties, assurances of title, performance, or non-infringement, or controls on the origin of the software provided for the open-source software. There is typically no support available for open-source software, and no guarantee of periodic updates to address security risks or continued development and maintenance.

Our future growth depends in part on our ability to form new and maintain existing strategic partnerships with third party solution providers and continued performance of such solution providers under the terms of our strategic partnerships with them.

As part of our growth strategy for the Company and, in particular, its enterprise solution offering, we establish and maintain strategic partnerships with large and established third party solution providers to employers, such as companies specializing in enterprise application software, human resources, payroll, talent, time management, tax and benefits administration. Our strategic partnerships include among other things, integration of our platform with those of our strategic partners, joint marketing and commercial alignment, including joint events, and sales of our services by our partners’ representatives. We may be unable to renew or replace our agreements with such strategic partners as and when they expire on comparable terms, or at all. Moreover, the parties with which we have strategic relationships may fail to devote the resources necessary to expand our reach and increase our distribution. In addition, our agreements with our strategic partners generally do not contain any covenants that would limit competing arrangements. Some of our strategic partners offer, or could in the future offer, competing products and services or have similar strategic relationships with our competitors, and may choose to favor our competitors’ solutions over ours. If we are unsuccessful in establishing or maintaining our relationships with third parties, our growth prospects could be impaired, and our operating results may be adversely impacted. Even if we are successful in establishing and maintaining these strategic relationships with third parties, they may not result in the growth of our client base or increased revenue.

Because we rely on a small number of customers for all of our revenue, the loss of any of these customers would have a material adverse effect on our operating results and cash flows.

We derive our revenue from a limited number of customers. Our relationships with these customers are fundamental to our success. For the six months ended June 30, 2022, ten (10) customers accounted for 100% of our total revenue. Any termination of a business relationship with, or a significant sustained reduction in business from, one or more of these customers would have a material adverse effect on our operating results and cash flows unless we are able to secure new customers with similar volume.

Failure to protect our intellectual property could adversely affect our business.

Our success depends in large part on our proprietary technology and data, including our trade secrets, software code, the content of our website, workflows, proprietary databases, registered domain names, registered and unregistered trademarks, trademark applications, copyrights, and inventions (whether or not patentable). In order to protect our intellectual property, we rely on a combination of copyright, trademark, and trade secrets, as well as confidentiality provisions and contractual arrangements.

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Despite our efforts, third parties may infringe upon or misappropriate our intellectual property by copying or reverse-engineering information that we regard as proprietary, including our platform, to create products and services that compete with ours. Further, we may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our domain names, trademarks, service marks, and other proprietary rights. Moreover, our trade secrets may be compromised by third parties or our employees, which would cause us to lose the competitive advantage derived from the compromised trade secrets. Additionally, effective intellectual property protection may not be available to us in every country in which our platform currently is or may in the future be available. Further, we may be unable to detect infringement of our intellectual property rights, and even if we detect such violations and decide to enforce our intellectual property rights, we may not be successful, and may incur significant expenses, in such efforts. In addition, any such enforcement efforts may be time-consuming, expensive and may divert management’s attention. Further, such enforcement efforts may result in a ruling that our intellectual property rights are unenforceable. Any failure to protect or any loss of our intellectual property may have an adverse effect on our ability to compete and may adversely affect our business, financial condition, and operating results.

We may become subject to intellectual property infringement claims and challenges by third parties.

Third parties may claim that certain aspects of our platform, content, and brand infringe on their intellectual property rights. Any claims or litigation, regardless of merit, could cause us to incur significant legal expenses and, if successfully asserted, could require us to pay substantial damages or make ongoing royalty payments, prevent us from offering certain aspects of our platform, comply with other terms that may be unfavorable to us, or require us to stop using technology that contains the allegedly infringing intellectual property.

Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims typically involve large legal fees, and the time and resources necessary to resolve them could divert our management’s attention and adversely affect our business and operating results. Although the Company takes steps to ensure the validity and security of purchased assets, the purchase of assets or businesses may give rise to claims of intellectual property infringement.

We may become subject to marketing use, image, defamation, or representation claims and challenges by third parties.

We expect to increase our use of image- and video-based recruiting technology solutions, which function by the recording and capture of images and videos of individuals. We store and communicate these images and video to third parties, including the employers that desire to hire individuals as contractors and employees. In providing the transmission of user-generated content, which includes but is not limited to images and video, we may be exposed to certain litigation risks, including but not limited to the right-to-use, defamation, marketing-use, representation, and other claims by both employers and individuals.

If we or our clients are perceived to have violated or are found in violation of, the anti-discrimination laws and regulations as the result of the use of predictive technologies or external independent recruiters in the recruitment process, it may damage our reputation and have a material adverse effect on our business and results of operations.

We and our clients may be exposed to potential claims associated with the use of predictive algorithms and external recruiters in the recruitment process, including claims of age and gender discrimination. For example, Title VII of the Civil Rights Act of 1964 (“Title VII”) prohibits employers from limiting employment opportunities based on certain protected characteristics, including race, color, religion, sex, and national origin. The Age Discrimination in Employment Act of 1967 (the “ADA”) prohibits discrimination based on age. Certain social media companies, as well as employers purchasing targeted ads from such companies, have recently come under scrutiny for discriminatory advertising. In September 2019, the U.S. Equal Employment Opportunity Commission (the “EEOC”) ruled that several employers violated the ADA and Title VII by publicizing job openings on social media through the use of ads that targeted young men to the detriment of women and older workers. If we or our clients are perceived to have violated or are found in violation of, Title VII, the ADA, or any other anti-discrimination laws and regulations as the result of the use of predictive technologies in the recruitment process, it may damage our reputation and have a material adverse effect on our business and results of operations.

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If we cannot manage our growth effectively, our results of operations would be materially and adversely affected.

We have experienced significant growth, including quarterly revenue increase of over 580% in the second quarter of 2022 compared to the second quarter of 2021. Businesses that grow rapidly often have difficulty managing their growth while maintaining their compliance and quality standards. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing additional executive and key personnel capable of providing the necessary support. There can be no assurance that our management will be able to effectively manage our growth or meet our delivery requirements. Our failure to meet the challenges associated with rapid growth could materially and adversely affect our business and operating results.

If we are unable to maintain our relationships with payment and banking partners, our business could be materially and adversely affected.

We also rely on a network of disbursement partners to disburse funds to recruiters on our platform, including our banking partners and payment solution providers. We also rely on Amazon.com to send gift cards and merchandise from time to time to independent recruiters and members of our network and community, as incentives for various actions, including submission of qualified candidates and responding to surveys.

Relationships with our payment partners are critical to our business. We may not be able to maintain these relationships in the future on terms favorable to us or at all. Our payment partners may, among other things:

•	be unable to effectively accommodate evolving service needs, including as the result of rapid growth or higher volume;

•	choose to terminate or not renew their agreements with us, or only be willing to renew on less advantageous terms;

•	change the scope of their services provided to us, cease doing business with us, or cease doing business altogether; or

•	experience delays, limitations, or closures of their own businesses, networks, or systems, resulting in their inability to process payments or disburse funds for certain periods of time.

Alternatively, we may be forced to cease doing business with our payment processors if card association operating rules, certification requirements and laws, regulations, or rules governing electronic funds transfers to which we are subject change or are interpreted to make it more difficult or impossible for us to comply. If we are unable to maintain our current relationships with payment partners on favorable terms, or if we are unable to enter into new agreements with payment partners, our business may be material and adversely affected.

We operate in an intensively competitive industry, and we may not be able to compete successfully.

The HR-Tech, staffing and recruitment industry is intensely competitive and we face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online procurement of professional employee talent. Larger and more established companies may focus on our direct market and could directly compete with us. Smaller companies, including software developers, could also launch new services that compete with us that could gain market acceptance quickly.

Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories, greater financial, technical, and other resources, that could allow them to respond more quickly and effectively than we do to new or changing opportunities, technologies, standards, regulatory conditions, or user preferences or requirements. These companies may use these advantages to offer products and services similar to ours at a lower price, develop different products and services to compete with our platform.

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Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others, including our current or future third-party partners. By doing so, these competitors may increase their ability to meet the needs of existing or prospective users. These developments could limit our ability to obtain revenue from existing and new users. If we are unable to compete effectively against current and future competitors, our business and operating results would be materially and adversely impacted.

Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management, and unsuccessful succession planning could adversely affect our business.

Our future success will depend in large part on our ability to attract and retain high-quality management, operations, and other personnel who are in high demand, are often subject to competing employment offers, and are attractive recruiting targets for our competitors. The loss of qualified executives and key employees, or inability to attract, retain, and motivate high-quality executives and employees required for the planned expansion of our business, may harm our operating results and impair our ability to grow.

We depend on the continued services of our key personnel, including Edward Aizman, a Director and our Chief Executive Officer, Secretary and Treasurer, Michael Lakshin, our President and Chairman of the Board of Directors, and Conrad Huss, our Co-Chairman of the Board of Directors. The Company has entered into employment agreements with each of these individuals. Our work with each of these key personnel are subject to changes and/or termination, and our inability to effectively retain the services of our key management personnel, could materially and adversely affect our operating results and future prospects.

If there are adverse changes in domestic and global economic conditions, it may negatively impact our business.

Our business depends on the continued demand for labor and on the economic health of current and prospective clients that use our platform and services. Any significant weakening of the economy in the United States or globally, more limited availability of credit, a reduction in business confidence and activity, economic uncertainty, financial turmoil affecting the banking system or financial markets, a more limited market for independent professional service providers or information technology services, and other adverse economic or market conditions may adversely impact our business and operating results. Global economic and political events or uncertainty may cause some of our current or potential clients to curtail spending on hiring and may ultimately result in new regulatory and cost challenges to our operations. The COVID-19 pandemic has had a negative effect on the global economic condition as well as the U.S. staffing industry. These adverse conditions could result in reductions in revenue, longer sales cycles, slower adoption of new technologies and increased competition, which could in turn materially and adversely affect our business, financial condition, and operating results.

The regulatory framework for privacy and data protection is complex and evolving, and changes in laws or regulations relating to privacy or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations, could adversely affect our business.

During our day-to-day business operations we receive, collect, store, process, transfer, and use personal information and other user data. As the result, we are subject to numerous federal, state, local, and international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection both in the United States and abroad is, and is likely to remain for the foreseeable future, uncertain and complex, is changing, and the interpretation and enforcement of the rules and regulations that form part of this regulatory framework may be inconsistent among jurisdictions, or conflict with other laws and regulations. Such laws and regulations as they apply to us may be interpreted and enforced in a manner that we do not currently anticipate. Any significant change in the applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of user data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our platform and our products and services, in a manner that could materially affect our business.

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The laws, regulations, and industry standards concerning privacy, data protection, and information security also continue to evolve. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), effective January 1, 2020, which requires companies that process personal information of California residents to make new disclosures to consumers about such companies’ data collection, use, and sharing practices and inform consumers of their personal information rights such as deletion rights, allows consumers to opt out of certain data sharing with third parties, and provides a new cause of action for data breaches. The State of Nevada has also passed a law, effective October 1, 2019, that amends the state’s online privacy law to allow consumers to submit requests to prevent websites and online service providers from selling personally identifiable information that they collect through a website or online service. The costs of compliance with, and other burdens imposed by, the privacy and data protection laws and regulations may limit the use and adoption of our services and could have a material adverse impact on our business. As a result, we may need to modify the way we treat such information.

Any failure or perceived failure by us to comply with any privacy and data protection policies, laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, governmental entities or agencies, or others. We could incur significant costs investigating and defending such claims and, if found liable, significant damages. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

If we sustain an impairment in the carrying value of long-lived assets and goodwill, it will negatively affect our operating results.

We may have a significant amount of long-lived intangible assets and goodwill on our consolidated balance sheet. Under the Generally Accepted Accounting Principles in the U.S. (“GAAP”), long-lived assets are required to be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If business conditions or other factors cause profitability and cash flows to decline, we may be required to record non-cash impairment charges. Goodwill must be evaluated for impairment at least annually or more frequently if events indicate it is warranted. If the carrying value of a reporting unit exceeds its current fair value, the goodwill is considered impaired. Events and conditions that could result in impairment in the value of our long-lived assets and goodwill include, but are not limited to, significant negative industry or economic trends, competition and adverse changes in the regulatory environment, significant decline in the Company’s stock price for a sustained period of time, limited funding, as well as or other factors leading to reduction in expected long-term revenues or profitability. If we record impairment charges related to our goodwill and long-lived assets, our operating results would likely be materially and adversely affected.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired. We have previously reported material weaknesses in both the design and effectiveness of our internal control over financial reporting.

We seek to maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which could result in loss of investor confidence and could have an adverse effect on our stock price.

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Our management previously determined that we had material weaknesses in both the design and effectiveness of our internal control over financial reporting. A material weakness in internal controls is a deficiency in internal control, or combination of control deficiencies, that adversely affects our ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP such that there is more than a remote likelihood that a material misstatement of our annual or interim financial statements that is more than inconsequential will not be prevented or detected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Evaluation of Disclosure Controls and Procedures.”

We are working to resolve the identified material weaknesses which, if not remediated, could result in erroneous or misstated financial statements and information and could have a material adverse effect on our assets, business, cash flows, cash flows, condition (financial or otherwise), liquidity, prospects, results of operations and stock price.

Risks Related to this Offering and Our Common Stock

Our Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock.

To date there has been limited trading in our Common Stock and there can be no assurance that an active trading market in our Common Stock will either develop or be maintained. Our Common Stock is likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, including as the result of the COVID-19 pandemic and general economic weakness, could cause the price of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our stockholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, the Board may authorize, without a vote of our stockholders, an issuance of one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our Common Stock. This could cause the market price of our Common Stock shares to drop significantly, even if our business is performing well, and make it more difficult for shareholders to sell their Common Stock.

Because we can issue additional shares of Common Stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 40,000,000,000 shares of Common Stock. As of August 15, 2022, we have 18,572,705,574 shares of Common Stock issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of Common Stock without the consent of any of our stockholders. Consequently, you may experience more dilution in your ownership of our securities in the future.

The market price of our Common Stock may be volatile and could decline.

The market price of our Common Stock has fluctuated substantially in the past and is likely to continue to be highly volatile and subject to wide fluctuations in the future. A number of factors could cause the market price of our Common Stock to decline, many of which we cannot control, including the following:

•	market conditions in the broader stock market in general, or in our industry in particular;

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•	actual or anticipated fluctuations in our financial and operating results;

•	introduction of new products and services by us or our competitors;

•	sales, or anticipated sales, of large blocks of our stock;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	changes in accounting principles or methodologies;

•	acquisitions by us or by our competitors;

•	litigation and governmental investigations; and

•	political and geopolitical events and general economic conditions and trends, including the possible effects of the widespread domestic and global impact of the COVID-19 pandemic.

These and other factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their Common Stock and may otherwise negatively affect the liquidity of our Common Stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

We do not anticipate that we will pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid any dividends on our Common Stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate number of shares of Common Stock outstanding) in the value and voting power that occurs for any given share of Common Stock when additional shares of Common Stock are issued. If all of the shares of Common Stock being offered in this Offering are fully subscribed and sold, such shares of Common Stock will constitute approximately 47% of our total issued and outstanding shares of Common Stock.

We anticipate that, subsequent to this Offering, we may require additional capital, and such capital may take the form of shares of Common Stock, other shares of capital stock, or other securities or indebtedness convertible into shares of Common Stock. Such future capital will further dilute the value and voting power of the shares of Common Stock sold in this Offering.

If you purchase shares of Common Stock in this Offering, the value of your interest in our Common Stock will be diluted immediately to the extent of the difference between the price to the public charged for each share of Common Stock in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2022 was $(3,370,429). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares of Common Stock offered for sale in this Offering (before deducting our estimated offering expenses of $300,000):

	100%	75%	50%	25%
Offering Amount	$75,000,000	$56,250,000	$37,500,000	$18,750,000
Offering Price	$0.0036	$0.0036	$0.0036	$0.0036
Net tangible book value per share of Common Stock before this Offering	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.0022	$0.0019	$0.0015	$0.0009
Net tangible book value per share of Common Stock after this Offering	$0.0020	$0.0017	$0.0013	$0.0007
Dilution per share of Common Stock to investors in this Offering	$0.0016	$0.0019	$0.0023	$0.0029

	100%	75%	50%	25%
Offering Amount	$75,000,000	$56,250,000	$37,500,000	$18,750,000
Offering Price	$0.0038	$0.0038	$0.0038	$0.0038
Net tangible book value per share of Common Stock before this Offering	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.0022	$0.0019	$0.0015	$0.0009
Net tangible book value per share of Common Stock after this Offering	$0.0020	$0.0017	$0.0013	$0.0007
Dilution per share of Common Stock to investors in this Offering	$0.0018	$0.0021	$0.0025	$0.0031

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PLAN OF DISTRIBUTION

General

We are offering up to 20,833,333,334 shares of Common Stock on a continuous basis in a “Tier 2” offering under Regulation A. The price per share of Common Stock to be offered and sold in this Offering will be determined after qualification, and we have provided a bona fide estimate of the price range of $0.0036 - $0.0038 per share. The minimum purchase requirement for an investor to participate in this Offering is $50,000; however, we reserve the right to waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

This Offering is being conducted on a “best-efforts” basis by our directors, officers and employees who will not be compensated for their efforts. We have not engaged, and do not intend to engage, any brokers, dealers, finders, underwriters or other agents in connection this Offering; however, we reserve the right to offer the Shares through broker-dealers who are registered with FINRA.

There is no minimum number of shares of our Common Stock that must be sold by us in this Offering for a closing to occur. Accordingly, we may receive no or minimal proceeds from this Offering. Subscriptions will be accepted on a rolling basis, and the proceeds from all accepted subscriptions will be immediately available for use by us. See “Use of Proceeds.” No proceeds will be placed in an escrow account during this Offering, and no proceeds will be returned to you once your subscription agreement has been accepted by us. We reserve the right to reject or limit the size of your subscription for any reason, and, if we do reject or limit the size of your subscription, we will promptly return your funds to you without deduction, offset or interest accrued thereon.

We expect to commence the sale of our Common Stock as of the date on which the Offering Statement, of which this Offering Circular is a part, is qualified by the SEC. This Offering will terminate at the earliest of (i) the date upon which the maximum amount of shares of Common Stock has been sold, (ii) the date which is twelve (12) months after the date of qualification of this Offering, or (iii) the date on which this Offering is earlier terminated by us in our sole discretion. Notwithstanding the foregoing, this Offering may be extended in our sole discretion.

Determination of Offering Price

Prior to this Offering, there has been a limited and sporadic public market for our shares of Common Stock, and we cannot guarantee that an established public trading market will ever develop after this Offering. Accordingly, we determined the price per share of our Common Stock being offered in this Offering based upon the following:

•	the information set forth in this Offering Circular;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our business;

•	the general condition of the securities markets at the time of this Offering;

•	quotations for shares of our Common Stock on the OTC Markets - Pink Open Market;

•	the recent market prices of, and demand for, publicly-traded common stock of generally comparable companies; and

•	other factors we deemed relevant.

Procedures for Subscribing

After this Offering Circular has been qualified by the SEC, we will commence this Offering and the sale of shares of our Common Stock.

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We will use our website, www.bowmo.com, to provide notification of, and to allow you to participate in, this Offering. The link captioned “https://bowmo.com/regulation_a”1 will direct you to a landing page dedicated this Offering which will provide you with detailed information regarding purchasing shares of our Common Stock. This Offering Circular will be available to you for downloading 24 hours per day, 7 days per week on the landing page dedicated to this Offering.

To subscribe for shares of our Common Stock, you must:

•	Go to www.bowmo.com and then click on the link captioned “https://bowmo.com/regulation_a” to register;

•	Complete profile setup;

•	Thereafter, click on the “Subscribe” link which will open the subscription panel;

•	Provide all subscription information;

•	Carefully review, consider and sign the Subscription Agreement;

•	Complete a Form W-9;

•	Deliver payment by check, wire transfer or ACH transfer as instructed on our website which such proceeds will be held in a segregated account which we control; and

•	Based upon your subscription information, we may ask you to provide identification or proof of your “accredited investor” status before accepting your subscription;

You will have ample time to consider the Subscription Agreement, and we strongly encourage you to review the Subscription Agreement together with your legal, financial and tax advisors prior to making any final investment decision.

You must also deliver funds by check, wire transfer or ACH transfer as instructed on our website which such proceeds will be held in a segregated account which we control. We will hold such funds in the segregated account until we have accepted your subscription. Upon accepting your subscription, your funds will be made available to us for use. See “Use of Proceeds.” We reserve the right to reject or limit the size of your subscription for any reason, and, if we do reject or limit the size of your subscription, we will promptly return your funds without deduction, offset or interest accrued thereon.

Once you submit a signed copy of the Subscription Agreement and deliver your funds, you may not revoke your subscription or request the return of your subscription funds. Once delivered to us, all subscription agreements and funds are irrevocable.

No Escrow

We have not established an escrow account or hired an escrow agent to hold funds delivered by potential investors. Funds will be held in a segregated account controlled by us until we have accepted a potential investor’s subscription. At that time, those funds will become available for use by us. See “Use of Proceeds.”

Limitations on Your Investment Amount

With regard to individuals who are not accredited investors, we are permitted to sell shares of Common Stock in this Offering only if the aggregate purchase price you pay is not more than ten percent (10%) of the greater of your annual income or net worth.

Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

1 NTD: Confirm whether website is live and matches the description on this page.

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If you meet one of the following tests as of the time of your purchase of Common Stock in this Offering, you should qualify as an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act:

▪             any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

▪             any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

▪             any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

▪             any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

▪             any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

▪	Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

❖	The person's primary residence shall not be included as an asset;

❖	Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

❖	Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

▪	Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

❖	Such right was held by the person on July 20, 2010;

❖	The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

❖	The person held securities of the same issuer, other than such right, on July 20, 2010.

▪             any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

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▪             any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii);

▪             any natural person holding in good standing one or more professional certifications or designations or other credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status under §230.501(a)(10);

▪             any natural person who is “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the private-fund issuer of the securities being offered or sold;

▪             a SEC- or state-registered investment advisers or a rural business investment companies to the list of entities as specified in §230.501(a)(1);

▪             a limited liability company as specified in §230.501(a)(3);

▪             a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act: (i) With assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

▪             a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in Rule 501(a)(12); and

▪             any entity in which all of the equity owners are accredited investors.

The above categories are summaries of the categories set forth in the definition of accredited investor. Please refer to Rule 501 of Regulation D under the Securities Act for a comprehensive definition of the term “accredited investor.”

Transfer Agent

Madison Stock Transfer, Inc. is the transfer agent for our Common Stock. The principal office of Madison Stock Transfer, Inc. is located at Brooklyn, New York, and its telephone number is (718) 627-4453.

Issuance of Certificates

Once we have accepted your subscription, we will issue you the subscribed shares of our Common Stock in “book entry” form via our transfer agent. Accordingly, you will not receive a certificate evidencing the shares of our Common Stock for which you subscribed; rather, you will receive an account statement from our transfer agent that verifies your ownership of the shares of our Common Stock for which you subscribed.

Transferability of the Offered Shares

Generally, the shares of our Common Stock sold in this Offering will be freely transferable, subject to any restrictions imposed by applicable securities laws.

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USE OF PROCEEDS

We estimate that the maximum net proceeds from the sale of shares of our Common Stock in this Offering will be approximately $74,700,000 after deducting the estimated offering expenses of $300,000 payable by us. The amount of estimated offering expenses is only an estimate and the amount of actual offering expenses may differ, possibly materially, from those expected by management.

We intend to use the net proceeds we receive from this Offering for research and development, technical support, payroll and selling, general and administrative expenses and other working capital needs as well as the repayment of the Note. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions, products, or businesses that complement our business. We reserve the right to reallocate portions of the net proceeds reserved for one category to another or to add additional categories, and we will have broad discretion in doing so.

The following table illustrates our use of the net proceeds of this Offering assuming the sale of 100%, 75%, 50% and 25% of the shares of Common Stock offered for sale in this Offering (before deducting our estimated offering expenses of $300,000):

Assumed Offering Price of $0.0036	100%	75%	50%	25%

Selling, General and Administrative Expense	$15,000,000	$10,000,000	$2,000,000	$1,750,000
Salaries and Benefits	18,000,000	15,000,000	12,000,000	2,000,000
Software Development	8,000,000	4,750,000	2,500,000	1,000,000
Information Technology Services	4,000,000	2,500,000	1,000,000	500,000
Future Acquisitions	30,000,000	24,000,000	20,000,000	13,500,000
Total	$75,000,000	$56,250,000	$37,500,000	$18,750,000

Assumed Offering Price of $0.0038	100%	75%	50%	25%

Selling, General and Administrative Expense	$15,000,000	$10,000,000	$2,000,000	$1,750,000
Salaries and Benefits	18,000,000	15,000,000	12,000,000	2,000,000
Software Development	8,000,000	4,750,000	2,500,000	1,000,000
Information Technology Services	4,000,000	2,500,000	1,000,000	500,000
Future Acquisitions	30,000,000	24,000,000	20,000,000	13,500,000
Total	$75,000,000	$56,250,000	$37,500,000	$18,750,000

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors, many of which are beyond our control. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending upon numerous factors, many of which are beyond our control. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

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BUSINESS

Our Business

We are seeking to complete our Vertically Integrated Business Model (“VIBM”) which is capable of providing services and added value to all segments of the human resources technology (“HR-Tech”) market globally. Our goal is to constantly improve our HR-Tech platform to address present and future market needs by offering a unique combination of proprietary artificial intelligence (“AI”) based technology with a do-it-yourself sourcing experience able to match candidates to jobs without having to use keyword searches or Boolean strings.

Our AI-driven platform will automate the end-to-end hiring processes with its AI-based matching engine while providing just-in-time content, resources, and tools, such as video interviewing and cultural and technical assessments so that hiring organizations can vet their candidates. We refer to this as Software as a Service (“SaaS”).

We expect to complete our VIBM by our Recruiting as a Service (“RaaS”) which allows clients to outsource the management of the recruiting process (“RPO”). Our RaaS offering will complement our improved HR-Tech platform by offering our clients with a choice of high-touch and high-tech services strategically geared to market needs and objectives.

In addition, our VIBM offers unique added value via e-learning programs by Interview Mastery® and Selecting Excellence®, designed by Michael R. Neece, one of the pioneers in the human resources e-learning field. Both programs have been continually improving in order to solve the challenges of today’s job-market realities for more than 20 years.

Our clients receive assistance across all recruiting functions, such as job-description development, branded career-page management, pre-employment and cultural assessments, and a video interview platform—all managed by a team of experienced recruiters.

With our HR-Tech platform as a foundation for our VIBM—performing matching and sourcing at the core—we are reshaping how businesses find talent and provide a quality on-demand experience.

Management

Our executives are seasoned professionals in internet-enabled businesses and the recruitment industry. Our management team has participated in multiple successful investments and transactions and has extensive business and financial acumen.

•	Edward Aizman, Director, Chief Executive Officer, Secretary and Treasurer

•	Michael E. Lakshin, Chairman of the Board and President

•	Conrad Huss, Co-Chairman of the Board

Business and Roll-Up Strategy

Despite the increasing importance and the transformational effects of SaaS in the HR-Tech market, we believe that the human aspect of recruiting remains of paramount importance. We also believe that successful participants in the HR-Tech market will offer a curated mix of SaaS, RaaS (powered by SaaS) and “brick-n-mortar” recruiting and direct placement services to clients.

Accordingly, we consider our Roll-up Strategy as one of the fastest ways to grow our business and increase our market share before the HR-Tech industry reaches a competitive plateau. To implement our Roll-Up Strategy, we will seek to acquire target companies (“Targets”) that will be accretive to our SaaS, RaaS and recruiting/direct placement offerings based upon the following key-criteria:

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•	scalable business model that will, in turn, help us to grow our SaaS, RaaS and recruiting/direct placement offerings.
•	similar business vision and culture to that of our company.
•	value, history and estimated longevity of the Targets’ respective clients as well as the Targets’ respective business pipelines.
•	gross annual sales revenue ranging from $15 million to $30 million with at least 10% net operating income.
•	the management teams of the Targets must agree to receive capital stock and notes payable as deal consideration.

Competition

The market for HR-Tech, staffing and recruitment services online is highly competitive, fragmented, and undergoing rapid changes following increasing demand, technological advancements, and shifting needs. We compete with several online and offline platforms and services, including but not limited to, the following:

•	Traditional talent acquisition and staffing service providers and other outsourcing providers, such as the Adecco Group; Korn Ferry; Russell Reynolds Associates, Inc.; and Robert Half International, Inc.;

•	Other e-staffing and recruitment marketplace providers, such as Hired.com, Scout Exchange, and Reflik;

•	Professional and personal social media platforms, such as LinkedIn and Facebook;

•	Software and business services companies focused on video hiring talent acquisition, management, invoicing, or staffing management products and services;

•	Online and offline job boards, classified ads, and other traditional means of finding work and service providers, such as Craigslist, CareerBuilder, Indeed, Monster, and ZipRecruiter.

•	Additionally, well-established internet companies, such as Google and Amazon, have entered or may decide to join our market and compete with our platform.

We compete based on several factors, including, among other things: size and engagement of user base, brand awareness and reputation, relationships with third-party partners, and pricing. We differentiate ourselves through what we call our “three uniques:” people, technology and added value. We pride ourselves on:

•	Our people, who are experts in the recruiting and HR-Tech industry;

•	The Platform, which is a complete and custom-built marketplace software platform, with many integrations that have been originally developed and upgraded over several years;

•	Providing added value, such as E-Learning and RaaS, is critical. We believe that any kind of technology will become a commodity sooner or later, unless you have unlimited funds for competing in space, like Elon Musk and Jeff Bezos. However, when the HR-Tech industry will reach the plateau of a competition curve, real added-value will become the biggest true differentiator (in addition to: price/value of services, brand recognition/equity, etc.).

These “three uniques” form our competitive “moat,” which management believes would be highly challenging for any competitor to replicate.

Intellectual Property

The protection of our intellectual property is an essential aspect of our business. We own our domain names and trademarks relating to our website’s design and content, including our brand name and various logos and slogans. We rely upon a combination of trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our employees and consultants to control access to and clarify ownership of our software, documentation, and other proprietary information.

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As of the date of this Offering Circular, we own and have registered the trademark “BOWMO” in the United States.

We consider our brand, “bowmo,” as an essential and valuable asset.

Government Regulation

We are subject to a number of U.S. federal and state and foreign laws and regulations that apply to internet companies and businesses that operate online marketplaces connecting businesses with recruiters. These laws and regulations may involve worker classification, employment, data protection, privacy, online payment services, content regulation, intellectual property, taxation, consumer protection, background checks, payment services, money transmitter regulations, anti-corruption, anti-money laundering, and sanctions laws, or other matters. Many of the rules and regulations that are or may apply to our business are still evolving and being tested in courts and could be interpreted in ways that could adversely impact our business. Also, the application and interpretation of these laws and regulations are often uncertain, particularly in the industry in which we operate.

Additionally, our technology platform and the Platform user data it uses, collects, or processes to run our business is an integral part of our business model and, as a result, our compliance with laws dealing with the use, collection, and processing of personal data is part of our strategy to improve platform user experience and build trust.

Regulators around the world have adopted, or proposed requirements regarding the collection, use, transfer, security, storage, destruction, and other processing of personally identifiable information and other data relating to individuals, and these laws are increasing in number, enforcement, fines, and other penalties. Two such governmental regulations that carry implications for our platform are the GDPR and the CCPA.

The GDPR went into effect in May 2018, implementing more stringent requirements in relation to companies’ use of personal data relating to all EU individuals (“data subjects”). Under the GDPR, the expanded definition of personal data includes information such as name, identification number, email address, location data, online identifiers such as internet protocol addresses and cookie identifiers, or any other type of information that can identify a living individual. The GDPR imposes a number of new requirements, which include: a valid ground for processing each instance of personal data; higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; providing expanded information about how data subjects’ personal data is or will be used; carrying out data protection impact assessments for operations which present specific risks to individuals due to the nature or scope of the processing operation; an obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights; the principle of accountability and demonstrating compliance through policies, procedures, training, and audit; profiling restrictions; and a new mandatory data breach reporting regime.

In the United States, California recently adopted the CCPA, which came into effect in January 2020. Similar in certain respects to the GDPR, the CCPA establishes a new privacy framework for covered businesses, including an expanded definition of “personal information”; new data privacy rights for California residents, requiring covered businesses to provide further disclosure to consumers and affording consumers the right to opt-out of individual sales of personal information; special rules on the collection of consumer data from minors; and a potentially severe statutory damages framework and private rights of action for CCPA violations and failure to implement reasonable security procedures and practices.

Legal Proceedings

As of the date of this Offering Circular, there are no material pending legal or governmental proceedings relating to our Company or properties to which we are a party, and, to our knowledge, there are no material proceedings to which any of our directors, executive officers, or affiliates are a party adverse to us or which have a material interest adverse to us.

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Employees

As of November 1, 2022, the Company employed two employees in two states.

Culture and Team

Our team has many years of experience in online recruiting and technology. We are inspired every day by our mission to connect people to create terrific job matches. Our motto is “It’s all about people and for the people”, which means that most successful companies are built by people who are devoted to making other people’s lives better through their products and services.

As we build the next generation of recruiting technology powered by AI, we look for people who are passionate about connecting people and helping to develop better work experiences and career opportunities for others. We pride ourselves on being a team on a mission, with big goals and even bigger dreams for the company. We work virtually, with lean operations and an efficient cost model, while staying firmly connected through chat and video.

We believe we are an enterprise where individuals have the ability to make an impact. We pay little attention to job titles and much more attention to results - who’s thinking creatively and making positive contributions daily. At all times, we try to effectively tie things like compensation to direct contribution and foster an environment of inclusion, fairness and equity. We’re specialists in recruiting and know what it takes to be an employer of choice and a great place to work. We strive to make our workplace enjoyable and rewarding.

Diversity

We connect people from an extraordinarily diverse range of backgrounds and locations. We strive to make a product and provide services that make a difference, and one that helps build a just, equitable future for us all. We are committed to being an equal opportunity employer ourselves, and we only work with clients who respect both the law and spirit of equal opportunity employment. Further, we believe that, as we grow as a company, our success will be predicated on drawing from and amplifying a diverse range of voices, both internally and externally.

We are fortunate to have a vibrant and innovative team. We hold ourselves to a high standard of equity and inclusion.

We welcome people from all backgrounds to apply to our internal careers and our client roles. We are also very interested in developing new practices to increase fairness in our hiring processes, including quantitative assessments, bias training, and reducing bias from new virtual tools that we introduce, such as video screening. We regularly and routinely seek out ways to improve our recruiting practices and expand the breadth and depth of our network of recruiters.

Principal Executive Office

We currently do not have a principal executive office; rather, we operate virtually. Our business mailing address is 99 Wall Street, Suite 891 New York, New York 10005. We believe that our virtual environment is adequate to meet our needs for the immediate future, and that, should it be needed, suitable office space will be available to accommodate any such expansion of our operations.

Our telephone number is (212) 398-0002. The address of our website is www.bowmo.com. The inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the years ended December 31, 2021 and 2020 and for the three and six months ended June 30, 2022 and 2021 should be read in conjunction with our audited consolidated financial statements and the notes to those audited consolidated financial statements that are included elsewhere in this Offering Circular. This discussion includes forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Three Months Ended June 30, 2022 Compared to the Three Months Ended June 30, 2021

Revenues

Revenues for the three months ended June 30, 2022 totaled $61 thousand, an increase of $52 thousand, or 580%, compared to $9 thousand of revenues for the three months ended June 30, 2021. This was primarily a result of increased operations for the three months ended June 30, 2022.

Cost of Revenues

Cost of revenues for the three months ended June 30, 2022 totaled $21 thousand, an increase of $21 thousand, or 100%, compared to $0 cost of revenues for the three months ended June 30, 2021. This was primarily a result of increased revenue activities resulting in increased costs for the three months ended June 30, 2022.

Compensation Expense

Compensation expense for the three months ended June 30, 2022 and June 30, 2021 was $101 thousand and $103 thousand, respectively, and consists entirely of compensation paid to officers.

Consulting Fees

Consulting fees for the three months ended June 30, 2022 was $47 thousand, an increase of $47 thousand, or 100%, from $0 through the three months ended June 30, 2021. The increase is due to the consulting contract acquired in the Merger on May 4, 2022 with a fee of $25,000 per month, payable in a note, the consultant shall provide accounting and financial statement services, evaluate business acquisition opportunities and help in securing financing.

General and administrative expenses

General and administrative expenses for the three months ended June 30, 2022 were $49 thousand compared to $641 for the three months ended June 30, 2021. The increase was primarily due to payments for investor relations.

Professional fees

Professional fees for the three months ended June 30, 2022 were $121 thousand, an increase of $121 thousand, or 100%, compared to $0 for the three months ended June 30, 2021. The increase in expenses were due to greater legal expenses and expenses associated with the extinguishment of debt.

Other Income (Expense)

Total other expense for the three months ended June 30, 2022 were $10 thousand, a decrease of $14 thousand, or 58%, compared to $24 thousand of expense for the three months ended June 30, 2021. The decrease is a result of the gain on new methodology for accounting for debt conversion features, offset by the decrease in interest expense

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Net Loss

The Company had a net loss of $287 thousand for the three months ended June 30, 2022 compared to a net loss of $119 thousand for the three months ended June 30, 2021. The increase in net loss is a result of a combination of the foregoing components of net loss.

Six Months Ended June 30, 2022 Compared to the Six Months Ended June 30, 2021

Revenues

Revenues for the six months ended June 30, 2022 totaled $150 thousand, an increase of $141 thousand, or 1565%, compared to $9 thousand of revenues for the six months ended June 30, 2021. This was primarily a result of increased operations for the three months ended June 30, 2022.

Cost of Revenues

Cost of revenues for the six months ended June 30, 2022 totaled $48 thousand, an increase of $48 thousand, or 100%, compared to $0 cost of revenues for the six months ended June 30, 2021. This was primarily a result of increased revenue activities, resulting in increased costs for the three months ended June 30, 2022.

Compensation Expense

Compensation expense for the six months ended June 30, 2022 and June 30, 2021 was $203 thousand and $204 thousand, respectively, and consists entirely of compensation paid to officers.

Consulting Fees

Consulting fees for the three months ended June 30, 2022 was $47 thousand, an increase of $47 thousand or 100% from $0 through the six months ended June 30, 2021. The increase is due to the consulting contract acquired in the Merger on May 4, 2022 with a fee of $25,000 per month, payable in a note, the consultant shall provide accounting and financial statement services, evaluate business acquisition opportunities and help in securing financing.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2022 were $55 thousand compared to $1 thousand for the six months ended June 30, 2021. The increase was primarily due to payments for investor relations.

Professional fees

Professional fees for the six months ended June 30, 2022 were $131 thousand, an increase of $131 thousand, or 100%, compared to $0 for the six months ended June 30, 2021. The increase in expenses were due to greater legal expenses and expenses associated with the extinguishment of debt.

Other Income (Expense)

Total other expense for the six months ended June 30, 2022 were $17 thousand, a decrease of $59 thousand, or 58%, compared to $24 thousand of expense for the three months ended June 30, 2021. The decrease is a result of the gain on new methodology for accounting for debt conversion features, offset by the decrease in interest expense.

Net Loss

The Company had a net loss of $351 thousand for the three months ended June 30, 2022, as compared to a net loss of $255 thousand for the three months ended June 30, 2021. The increase in net loss is a result of a combination of the foregoing components of net loss above.

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Results of Operations for the Years Ended December 31, 2021 and 2020

Compensation Expense

Compensation expense for the twelve months ended December 31, 2021 and 2020 was $120,000. This amount was for the base salary of our then Chief Executive Officer, Conrad R. Huss

Professional Fees

Professional fees for the year ended December 31, 2021 were $39,000 compared to $48,325 for the year ended December 31, 2020. Professional fees consisted primarily of legal, accounting and audit fees.

General and Administrative Expenses

General and Administrative expenses were $43,769 for the year ended December 31, 2021 compared to $272,324 for the year ended December 31, 2020. The decrease was principally due to a debt reconciliation of $257,324. Upon reconciling the balances of amounts owed to Oasis Capital, LLC, it was determined that the balance was understated by $257,324. This correction was made in the fourth quarter of 2020.

Total Other Income (Expense)

Other Income (expense) for the year ended December 31, 2021 was ($1,050,379) compared to ($1,775,704) for the year ended December 31, 2020. A detailed analysis of Total Other Income (Expense) is as follows;

	2021	2020	Difference
Interest expense	$(1,038,632)	$(611,789)	$(426,853)
Change in fair value of derivative liabilities	(741,027)	(1,837,933)	1,096,906
Loss on debt litigation (See Note 11)	(266,412)	-	(266,412)
Debt reconciliation	-	(257,324)	257,324
Gain on new methodology for accounting for debt conversion features	995,692	-	995,692
Gain on extinguishment of debt and accrued interest	-	931,342	(931.342)
Total	$(1,050,379)	$(1,775,704)	$725,325

Interest expense was greater by $426,853 in 2021 due to increased debt levels and interest expense arising from the write-off of the third-party debt and lower amortization of debt discount.

Change in fair value of derivative liabilities was approximately $1.1 million improved as convertible debt instruments are now recorded as put premium on stock settled debt.

Net Loss

The Company had a net loss of ($1,553,148) for the year ended December 31, 2021, as compared to ($2,184,029) for the year ended December 31, 2020. Of the loss in 2021, approximately ($500,000) was due to operations and the remainder was due primarily to interest expenses, derivative expenses on convertible debt, partially offset by the gain on new methodology for accounting for debt conversion features.

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Liquidity and Capital Resources

For the quarter ended June 30, 2022, we used $135 thousand in operating activities compared to $47 provided by in the second quarter of 2021. Cash used for the six months in 2022 is primarily caused by a net loss of $351 thousand, gain on new methodology for accounting for debt conversion features of $28 thousand, offset by Expenses incurred on extinguishment of convertible debt and accrued interest of 58 thousand, debt discount amortization of $14 thousand, and working capital items of $113 thousand.

For the quarter ended June 30, 2022, we generated $419 thousand through financing activities compared to $0 in the second quarter of 2021. The increase in funds was due greater funds from financings as the Company evaluates its operating options.

The Company currently owes $564 thousand on notes payable, four of which are in default, and $286 thousand for outstanding convertible notes. The majority of the convertible notes payable are in default.

Significant Developments

On April 29, 2022, Cruzani entered into the Merger Agreement with Merger Sub, Target and Michael E. Lakshin on behalf of Target’s stockholders. Pursuant to the Merger Agreement, on May 2, 2022, the Merger was consummated. As consideration for the Merger, Cruzani received all of the issued and outstanding shares of capital stock of Target, and the legacy stockholders of Target received shares of Series G preferred stock of Cruzani having voting rights equivalent to 78% of the total voting rights of all holders of capital stock of Cruzani. See “Summary – Cruzani, Our Merger, Our Name, Our Ticker Symbol and Our Trading Price.”

Going Concern

The accompanying unaudited interim consolidated condensed financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company on a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations and has an accumulated deficit of $(5,014,544). The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

Critical Accounting Estimates and Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Note 1 to the Financial Statements describes the significant accounting policies and methods used in the preparation of the Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Financial Statements.

We are subject to various loss contingencies arising in the ordinary course of business. We consider the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as our ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether such accruals should be adjusted.

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We recognize deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled. Future tax benefits have been fully offset by a 100% valuation allowance as management is unable to determine that it is more likely than not that this deferred tax asset will be realized.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Evaluation of Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting based on the parameters set forth above and has concluded that as of June 30, 2022, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles as a result of the following material weaknesses:

•	The Company does not have sufficient segregation of duties within accounting functions due to limited resources.

•	The Company does not have an independent board of directors or an audit committee.

•	The Company does not have written documentation of its internal control policies and procedures.

•	The Company’s financial reporting is conducted by a financial consultant.

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We plan to rectify these weaknesses by implementing an independent board of directors, establishing written policies and procedures for our internal control of financial reporting, and hiring additional staff.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table provides certain information regarding our directors and executive officers. We do not have any significant employees other than our current directors and executive officers named in the table below.

Name	Position	Age	Term of Office	Full Time/Part Time
Edward Aizman	Director, Chief Executive Officer, Secretary and Treasurer	47	April 2020 - Present	Full Time
Michael E. Lakshin	President and Chairman of the Board	59	April 2020 - Present	Full Time
Conrad R. Huss	Co-Chairman of the Board	72	May 2022 - Present	Full Time

Other than the employment agreements described in this Offering Circular, there are no arrangements or understandings between the directors and executive officers listed in the table above and any other person(s) pursuant to which he was elected as a director or appointed as an executive officer.

Edward Aizman, Director, Chief Executive Officer, Secretary and Treasurer

Mr. Aizman, 47, serves as a Funder and Chief Executive Officer of the Company. Mr. Aizman is accomplished staffing and recruiting professional with over 19 years of experience in recruiting, sales, management, business development, and marketing. From Mar 1997 to August 2016, Mr. Aizman served as the Account Manager with SANS Consulting Services, Inc. located in Greater New York City Area, Mr. Aizman’s Clients included: JPMorgan Chase, Citigroup, Credit Suisse, and others. In September 2016, Mr. Aizman joined us our Co-Founder and Chief Operating Officer. On May 27, 2022, Mr. Aizman was appointed as a Director, Chief Executive Officer, Secretary and Treasurer. We believe Mr. Aizman is qualified to serve as a director of the Company due to his expensive experience in Recruiting Industry.

Michael E. Lakshin, MBA, President and Chairman of the Board

Mr. Lakshin, 59, seasoned business executive and serial entrepreneur with more than 28 years of start-up and senior business management experience. Participated in launching and developing various business ventures and overseeing multiple IPOs in the U.S. and internationally. Designed and managed more than 50 marketing/advertising and IR campaigns for various companies across multiple industries worldwide. Holds Executive MBA from Rutgers Business School. Prior to joining BOWMO, Mr. Lakshin served as the CEO of 8K Miles Media Group, the South-Asian Indian Media Company and the COO and Managing Director of Crescendo Communications, LLC., New York-based Investor Relations Company. Mr. Lakshin joined BOWMO in April 2020 as the Chief Revenue Officer to spearhead its new investment strategies and on May 27, 2020 Mr. Lakshin has been appointed BOWMO™’s Chairman of the Board and President. We believe Mr. Lakshin is qualified to serve as a director of the Company due to his vast financial, marketing and operational experience.

Conrad R. Huss, Co-Chairman of the Board

Prior to joining us upon completion of the Merger, Mr. Huss, 71, served as the sole officer and director of Cruzani. Mr. Huss is a financial professional with over 25 years of investment banking and operating experience. Most recently, he was with Ocean Cross Capital Markets, as Senior Managing Director from 2011 to 2013. Previously, Mr. Huss served as the Senior Managing Director at Southridge Investment Group from 2006 to 2011. We believe Mr. Huss is qualified to serve as a director of the Company due to his financial and operational experience.

Family Relationships

There are no familial relationships among any of our directors or executive officers.

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Involvement in Certain Legal Proceedings

None of our directors or executive officers, during the past ten years:

•	have been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	have had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	have been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending, or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	have been found by a court of competent jurisdiction in a civil action or by the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	have been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	have been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below under the caption “Compensation of Our Executive Officers and Directors – Base Salary,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates, which are required to be disclosed pursuant to the rules and regulations of the SEC.

Significant Employees

We do not have any significant employees other than our current directors and executive officers named above.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our executive officers for the year ended December 31, 2021:

Name	Capacities in which compensation was received	Year	Cash Compensation ($)	Other Compensation ($)		Total Compensation ($)
Edward Aizman	Director, Chief Executive Officer, Secretary and Treasurer	2021	$42,606	$260,430	(1)	$303,036
Michael E. Lakshin	President and Chairman of the Board	2021	$52,052	$249,648	(2)	$301,700
Conrad R Huss	Co-Chairman of the Board	2021	$0	$412,000	(3)	$412,000

(1)	Mr. Aizman is owed an aggregate amount of $260,430 in accrued but unpaid base salary as of December 31, 2021. Mr. Aizman will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.
(2)	Mr. Lakshin is owed an aggregate amount of $249,648 in accrued but unpaid base salary as of December 31, 2021. Mr. Lakshin will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.
(3)	Mr. Huss is owed an aggregate amount of $412,000 in accrued but unpaid base salary as of December 31, 2021. Mr. Huss will begin receiving his accrued compensation in equal tranches when we begin generating positive cash flows after the completion this Offering.

General

We currently compensate our executive officers through base salary. Each of our executive officers has substantial responsibilities in connection with our day-to-day operations.

Base Salary

We have entered into an employment agreement with Mr. Aizman. The agreement provides for a salary of $180,000 per annum. As of June 30, 2022, $299,014 has been credited to accrued compensation.

We have entered into an employment agreement with Mr. Lakshin. The agreement provides for a salary of $200,000 per annum. As of June 30, 2022, $238,298 has been credited to accrued compensation.

We have entered into an employment agreement with Mr. Huss. The agreement provides for a salary of $10,000 per month. As of June 30, 2022, $472,000 has been credited to accrued compensation.

Equity Awards

We have adopted an equity incentive plan though, as of the date of this Offering Circular we have issued no awards under the plan.

Health and Welfare Benefits and Pension and Retirement Plans

As of the date of this Offering Circular, we offer no group life, health, hospitalization, or medical reimbursement or relocation benefits. We have, however, adopted a 401(k) retirement plan.

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Termination and Change of Control Payments

As of the date of this Offering Circular, we do not have any plans or agreements which provide compensation in the event of a termination of employment or a corporate change in control.

Director Compensation

We do not compensate our directors for their services as directors. We do, however, reimburse our directors for their reasonable out-of-pocket expenses in fulfilling their duties as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

General

The following tables set forth certain information regarding our shares of Common Stock beneficially owned as of August 15, 2022, for (i) each stockholder known to be the beneficial owner of 10% or more of our outstanding shares of Common Stock, (ii) each director, (iii) each executive officer and (iii) all directors and executive officers as a group.

The information provided in the following table is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights, or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o bowmo, Inc., 99 Wall Street, Suite 891 New York, New York 10005.

Capital Stock

As of August 15, 2022, there were 18,572,705,574 shares of our Common Stock outstanding. In addition, the following shares of our preferred stock were outstanding.

Series AA Preferred Stock has a par value of $0.001 and may be converted at the holder’s election into shares of Common Stock at the conversion rate of one share of Common Stock for one share of Series AA Preferred Stock. As of August 15, 2022, there were no shares of Series AA Preferred Stock outstanding.

Super Convertible Preferred Stock has a par value of $0.001 and may be converted at the holder’s election into shares of Common Stock at the conversion rate of one share of Common Stock for one share of Super Convertible Preferred Stock. As of August 15, 2022, there were no shares of Super Convertible Preferred Stock outstanding.

Series A Convertible Preferred Stock has a par value of $0.01 and may be converted at the holder’s election into shares of Common Stock at the conversion rate of 10 shares of Common Stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the Common Stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends. As of August 15, 2022, there were 3,381,520 shares of Series A Preferred Stock outstanding.

Series B Convertible Preferred Stock has a par value of $0.01 and may be converted at the holder’s election into shares of Common Stock at the conversion rate of 4,000 shares of Common Stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the Common Stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends. As of August 15, 2022, there were 5,000 shares of Series B Preferred Stock outstanding.

Series C Convertible Preferred Stock has a par value of $0.01 and may be converted at the holder’s election into shares of Common Stock at the conversion rate of 400 shares of Common Stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the Common Stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock. As of August 15, 2022, there were 5,000,000 shares of Series C Preferred Stock outstanding.

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Series D Convertible Preferred Stock has a par value of $0.0001 and may be converted at a ratio of the stated value ($2.00) plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the stated value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends. As of August 15, 2022, there were 125,000 shares of Series D Preferred Stock outstanding.

Series E Convertible Preferred Stock has a par value of $0.001 and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of our Common Stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by us at our option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock. As of August 15, 2022, there were no shares of Series E Preferred Stock outstanding.

Series F Convertible Preferred Stock has a par value of $0.001 and may be converted at the holder’s election into shares of Common Stock at the current conversion rate of 93,761,718 shares of Common Stock for one share of Series F Preferred Stock. Each share is entitled to 93,761,718 votes, voting with the Common Stock as a single class, has no liquidation rights and is not entitled to receive dividends. As of August 15, 2022, there were 101 shares of Series F Preferred Stock outstanding.

Series G Convertible Preferred Stock, has a par value of $0.001 and may be converted at the holder’s election into shares of Common Stock for a period ending 18 months following issuance at the conversion rate that will result, in the aggregate, in the holders of Series G Preferred Stock receiving that number of shares of Common Stock which equals Seventy Eight Percent (78%) of the total issued and outstanding shares of our commons stock on a fully-diluted basis. The Series G Preferred Stock shall vote with the Common Stock as a single class, has liquidation rights of $0.001 per share and is entitled to receive an annal dividend of 6% of the Stated Value, which shall be cumulative, payable solely upon redemption, liquidation, or conversion. As of August 15, 2022, there were 1,000,000 of Series G Preferred Stock outstanding.

		Amount of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Series of Shares	Number	Percentage
Greater than 10% Stockholders
None		—	—
Directors and Executive Officer
Edward Aizman	Series G Preferred Stock	558,000	43%
Michael E. Lakshin	Series G Preferred Stock	442,000	35%
Conrad R Huss	Series B Preferred Stock, Series C Preferred Stock and Series F Preferred Stock(1)	5,005,101	3.7%
All directors and executive officers as a group (3 persons)		6,005,101	81.7%

(1)	Mr. Huss owns 5,000 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock and 101 shares of Series F Preferred Stock.
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INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Compensation

See the section captioned “Compensation of Executive Officers and Directors” of this Offering for a discussion of the compensation arrangements of our directors and executive officers.

Our Merger

See the section captioned “Summary — Cruzani, Our Merger, Our Name, Our Ticker Symbol and Our Trading Price” of this Offering Circular for a discussion of the Merger.

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SECURITIES BEING OFFERED

General

We are offering up to $75,000,000, or 20,833,333,334, shares of our Common Stock in this Offering. As of the date of this Offering Circular, we have the authority to issue up to 34,635,101 shares of preferred stock, of which 3,381,520 shares of Series A preferred stock, 5,000 shares of Series B preferred stock, 5,000,000 shares of Series C preferred stock, 125,000 shares of Series D preferred stock, no shares of Series E preferred stock, 101 shares of Series F preferred stock, and 1,000,000 shares of Series G preferred stock are issued and outstanding, and we have the authority to issue up to 40,000,000,000 shares of Common Stock, of which 18,572,705,574 shares are issued and outstanding.

Common Stock

Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Wyoming law. A vote by the holders of a majority of the Company’s outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation. Holders of our Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Our Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Transfer Agent and Registrar

Madison Stock Transfer, Inc. is the transfer agent for our Common Stock. The principal office of Madison Stock Transfer, Inc. is located at Brooklyn, New York, and its telephone number is (718) 627-4453.

Market for Trading

Our Common Stock is currently quoted on the OTC Markets - Pink Open Market under the ticker symbol “BOMO” and currently trades on a sporadic and limited basis.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The audited financial statements of the Company appearing elsewhere in this Offering Circular with respect to the years ended December 31, 2021 and 2020 have been included herein in reliance upon the report of BF Borgers CPA PC, an independent public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the shares of Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and scheduled filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, current reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet website that contains our reports, proxy and information statements and other information which is located at www.sec.gov. The historical reports, proxy and information statements and other information filed by Cruzani with the SEC can be located by navigating to the “Company Filings” webpage on the SEC’s website and entering the name “Cruzani, Inc.” in the “Company and Person Lookup” search function. In addition, we intend to make our reports, proxy and information statements and other information that we file with or furnish to the SEC available, free of charge, on our website. As of the date of this Offering Circular, we do not provide a webpage on our website to such filings, and we cannot guarantee when such a webpage on our website will be available.

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PART F/S

EXPLANATORY NOTE

On May 4, 2022, Cruzani, Merger Sub and Target completed the Merger. Pursuant to the Merger, Cruzani issued to Target’s former stockholders shares of Series G Preferred Stock having voting rights equal to 78% of the total voting equity securities of Cruzani. For a full description of the Merger, please refer to “Summary – Cruzani, Our Merger, Our Name, Our Ticker Symbol and Our Trading Price.”

The Merger is being accounted for as a reverse merger whereby Target (bowmo, Inc.) is the acquirer for accounting purposes. Although Cruzani was the legal acquirer in the Merger, Target is considered the acquiring company for accounting purposes because, upon completion of the Merger, Target’s former stockholders currently hold a majority of the voting interests of the combined company. Accordingly, the Company’s historical financial statements are those of Target.

F-1

F-2

Cruzani, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Cash and cash equivalents	$284,820	$385
Accounts receivable	-	37,638

Total Assets	$284,820	$38,023

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$392,253	$65,853
Accrued expenses	286	286
Accrued interest	1,183,742	18,602
Accrued officer compensation	1,069,074	556,394
Convertible Notes	286,210	84,681
Put premium on stock settled debt	159,684	-
Derivative liability	-	110,992
Deferred revenue	-	3,108
Loans payable, current portion	257,185	-
Total Current Liabilities	3,348,434	839,916

Loans payable, net of current portion	306,815	40,401
Total Liabilities	3,655,249	880,317

Commitments and Contingencies (Note 13)

STOCKHOLDERS’ DEFICIT:
Series A Preferred stock, 3,500,000 shares authorized, par value $0.01; 3,381,520 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	33,815	-
Series B Preferred stock, 10,000 shares authorized, par value $0.01; 5,000 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	50	-
Series C Preferred stock, 10,000,000 shares authorized, par value $0.01; 5,000,000 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	50,000	-
Series D Preferred stock, 125,000 shares authorized, par value $0.0001; 125,000 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	12	-
Series E Preferred stock to be issued	166,331	-
Series F Preferred stock, 101 shares authorized, par value $0.0001; 101 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-
Series G Preferred stock, 1,000,000 shares authorized, par value $0.0001; 1,000,000 and 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1,000	-
Series AA Preferred stock, 10,000,000 shares authorized, par value $0.0001; 0 and 652,259 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	652
Series Super Preferred stock, 10,000,000 shares authorized, par value $0.0001; 0 and 500 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	1
Common stock 20,000,000,000 shares authorized, $0.0001 par value; 15,628,974,812 and 18,150,000 shares issued and outstanding, respectively at June 30, 2022 and December 31, 2021	156,290	18,150
Common stock to be issued, 2,550,000 and 0 shares as of June 30, 2022 and December 31, 2021, respectively	26	-
Treasury stock, at cost – 2,917 shares and 0 shares as of June 30, 2022 and December 31, 2021, respectively	(773,500)	-
Additional paid in capital	2,010,091	3,802,391
Accumulated deficit	(5,014,544)	(4,663,488)
Total Stockholders’ Deficit	(3,370,429)	(842,294)
Total Liabilities and Stockholders’ Deficit	$284,820	$38,023

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

.

F-3

Cruzani, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenue	$61,181	$9,000	$149,848	$9,000
Cost of revenue	20,891	-	48,470	-

Gross profit	40,290	9,000	101,378	9,000

Operating expenses:
Compensation expense	101,017	103,267	203,285	204,535
Consulting fees	46,667	-	46,667	-
Professional fees	120,718	-	130,718	-
General and administrative	48,588	641	54,915	1,048

Total operating expenses	316,990	103,908	435,585	205,583

Loss from operations	(276,700)	(93,908)	(334,207)	(196,583)

Other income (expenses):
Interest expense	(38,150)	(23,397)	(43,160)	(58,947)
Gain on new methodology for accounting for debt conversion features	27,856		27,856
Change in fair value of derivative liability		(1,002)	(1,545)	68
Total other income (expenses)	(10,294)	(24,399)	(16,849)	(58,879)

Loss before income taxes	(286,994)	(118,307)	(351,056)	(255,462)
Provision for income taxes	-	-	-	-
Net Loss	(286,994)	(118,307)	(351,056)	(255,462)

Net loss per common share – basic and diluted	$-	$(0.01)	$-	$(0.01)
Weighted average common shares – basic and diluted	6,730,708,291	18,150,000	3,392,972,124	18,150,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

Cruzani Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Deficit

For the Three and Six Months Ended June 30, 2022

(Unaudited)

	Series AA		Super		Series A		Series B		Series C			Series D		Series G		Series E Preferred		Common Stock		Common Stock			Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock			Preferred Stock		Preferred Stock		Stock to be issued							Paid-In		Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares		Amount	Capital		Stock	Deficit	Total
Balance December 31, 2021	652,259	652	500	1	—	—		—			—		—	—		—		—	18,150,000	18,150		—	3,802,391	—	(4,663,488)	(4,663,488)	(842,294)
																									(64,062)	(64,062)	(64,062)
Net loss	—	—	—	—	—	—	—	—	—		—	—	—	—	—	—	—	—	—	—		—	—	—		(4,727,550)	(906,356)

Balance, March 31, 2022	652,259	652	500	1	—	—		—			—		—	—		—		—	18,150,000	18,150		—	3,802,391	—	(4,727,550)		(3,082,418)

Recapitalization at reverse merger - May 4, 2022	(652,259)	(652)	(500)	(1)	3,381,520	33,815	5,000	50	5,000,000		50,000	125,000	12	101	1,000,000	1,000		166,331	8,936,864,497	71,400		—	(2,630,899)	(773,500)	—	—	(3,082,418)

Warrants issued	—	—	—	—	—	—	—	—	—		—	—	—	—	—	—	—	—	—	—		26	306,220		—		306,220

Shares issued for extinguishment of convertible debt	—	—		—	—	—		—			—		—	—		—		—	6,673,960,315	66,740		—	532,379	—	(773,500)	—	599,119

Net loss	—	—	—	—	—	—	—	—	—		—	—	—	—	—	—	—	—	—	—		—	—	—		(286,994)	(286,994)

Balance, June 30, 2022	—	—	—	—	3,381,520	33,815	5,000	50	5,000,000		50,000	125,000	12	101	1,000,000	1,000	—	166,331	15,628,974,812	156,290	_	26	2,010,091		(773,500)	(5,014,544)	(3,370,429)

F-5

Cruzani Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Deficit

For the Three and Six Months Ended June 30, 2022

(Unaudited)

	Series AA Preferred Stock		Super Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series E Preferred Stock to be issued		Common Stock		Additional Paid-In	Additional Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Capital	Stock	Deficit	Total
Balance December 31, 2020	652,259	652	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,150,000	18,150	3,802,342	3,802,342	—	(4,397,571)	(576,427)

Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(137,155)	(137,155)

Balance, March 31, 2021	652,259	652	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,150,000	18,150	3,802,342	3,802,342	—	(4,534,726)	(713,582)

Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(118,307)

Balance, June 30, 2021	652,259	652	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,150,000	18,150	3,802,342	3,802,342	—	(4,653,033)	(713,582)

F-6

Cruzani, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(351,056)	$(255,462)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Convertible debt issued for services	46,667	-
Gain on new methodology for accounting for debt conversion features	(27,856)	-
Expenses incurred on extinguishment of convertible debt and accrued interest	58,481	-
Change in fair value of derivative liability	1,545	(68)
Debt discount amortization	13,748	42,456
Interest expense incurred on put premium on stock settled debt	10,714	-
Changes in Operating Assets and Liabilities:
Accounts receivable	37,638	-
Accrued interest	18,698	16,491
Accrued officer compensation	59,347	196,630
Deferred revenue	(3,108)	-
Net Cash (Used in) provided by Operating Activities	(135,182)	47

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in Merger	517	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	269,100	-
Proceeds from convertible notes	150,000
Net Cash Provided by Financing Activities	419,100	-

Net Increase in Cash	284,435	47
Cash at Beginning of Period	385	111
Cash at End of Period	$284,820	$158

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash activity:
Common stock issued for extinguishment of debt and accrued interest	$374,185	$-
Tangible assets acquired in Merger	$3,082,419	$-
Equity acquired in Merger, net of cancellation of shares	$3,063,589	$-
Debt discount associated with issuance of warrants	$306,200	$-
Put premium on stock settled debt extinguishment	$466,454	$-
Issuance of Series G Preferred Stock	$1,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-7

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

NOTE 1 – SUMMARY OF BUSINESS AND BASIS OF PRESENTATION

Organization and Business

Cruzani, Inc. (“Cruzani” or the “Company”) had been a franchise development company that builds and represents popular franchise concepts, and other related businesses, throughout the United States as well as international markets. The Company was originally formed as a limited liability company on February 5, 1999 under the name The Powerhouse, L.L.C. pursuant to the laws of the State of Oklahoma. On November 9, 2006, Powerhouse Productions, L.L.C. filed Articles of Conversion changing the entity from a limited liability company to a corporation under the name Harcom Productions, Inc. On January 25, 2010, Articles of Merger were filed with the State of Oklahoma merging U.S. Highland, Inc., an Oklahoma corporation into Harcom Productions, Inc. and the name of the corporation was changed to US Highland, Inc. US Highland, Inc. was a recreational power sports Original Equipment Manufacturer (“OEM”), developing motorcycles, quads, single cylinder engines, and v-twin engines under its own brand and for other OEMs. During 2017, the Company exited the recreational power sports OEM and leisure activity vehicles markets.

 On May 4, 2022, the Company acquired Bowmo, Inc. (“Bowmo”), a privately held Delaware corporation formed in 2016. Upon completion of the acquisition, Bowmo is treated as the surviving entity and accounting acquirer although the Company was the legal acquirer. Accordingly, the Company’s historical financial statements are those of Bowmo.

Reverse Merger and Corporate Restructure

On May 4, 2022, the Company entered into a merger agreement (the “Merger Agreement”) with Bowmo and Bowmo Merger Sub, Inc. to acquire Bowmo (the “Acquisition”). The transactions contemplated by the Merger Agreement were consummated on May 4, 2022 and, pursuant to the terms of the Merger Agreement, all outstanding shares of Bowmo will be exchanged for shares of the Company’s common stock and Bowmo became the Company’s wholly owned subsidiary.

The Merger was effected pursuant to the Merger Agreement. The Merger is being accounted for as a reverse merger whereby Bowmo is the acquirer for accounting purposes. Bowmo is considered the acquiring company for accounting purposes as upon completion of the Merger, Bowmo’s former stockholders held a majority of the voting interest of the combined company.

Pursuant to the Merger, the Company issued Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities to Bowmo’s stockholders.

F-8

Acquisition Accounting

The fair value of Cruzani assets acquired and liabilities assumed was based upon management’s estimates.

The following table summarizes the allocation of purchase price of the acquisition:

Tangible Assets Acquired:	Allocation
Cash and cash equivalents	517
Accounts payable	(326,400)
Accrued interest	(1,197,027)
Accrued officer compensation	(453,333)
Convertible Notes	(620,933)
Put premium on stock settled debt	(230,743)
Loans payable	(254,500)
Net Tangible Assets Acquired	$(3,082,419)

Equity Acquired:
Series A Preferred stock, 3,500,000 shares authorized, par value $0.01; 3,381,520 shares issued and outstanding	(33,815)
Series B Preferred stock, 10,000 shares authorized, par value $0.01; 5,000 shares issued and outstanding	(50)
Series C Preferred stock, 10,000,000 shares authorized, par value $0.01; 5,000,000 shares issued and outstanding	(50,000)
Series D Preferred stock, 125,000 shares authorized, par value $0.0001; 125,000 shares issued and outstanding	(12)
Series E Preferred stock to be issued	(166,331)
Common stock 20,000,000,000 shares authorized, $0.00001 par value; 8,955,014,498 shares issued and outstanding	(89,550)
Treasury stock, at cost – 2,917 shares	773,500
Additional paid in capital	(2,648,676)

Consideration:
Series G Preferred Stock holding the voting rights to 78% of the total voting equity securities to Bowmo’s stockholders

F-9

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Basis of Presentation

The accompanying unaudited interim consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2021 included on the Company’s Form 10-K. The results of the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the full year ending December 31, 2022.

In the opinion of management, all adjustments necessary to present fairly the financial position as of June 30, 2022 and the results of operations and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Principles of Consolidation

The accompanying unaudited interim consolidated condensed financial statements include the accounts of the Company. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Accounts receivable

Accounts receivable include amounts due from customers. The amounts as of June 30, 2022 and December 31, 2021 are certain to be collected and no amount has been accrued for doubtful accounts based on specific reviews performed by management.

Deferred Revenue

The Company’s deferred revenue consists of advance customer payments. Deferred revenue results from transactions in which the Company has been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Deferred revenue as of June 30, 2022 and December 31, 2021 is summarized as follows:

	June 30, 2022	December 31, 2021
Recruiting as a service	-	3,108
Total deferred revenue	$-	$3.108

F-10

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (1) identification of the contract, or contracts, with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when or as a performance obligation is satisfied.

The Company generates revenue from the following activities:

Software as a Service (“SaaS”):

The Company offers a subscription to its web-based software (“Application”) that assists employers find potential candidates for open positions. The Application automates the hiring processes with its while providing content, resources, and tools, such as video interviewing and cultural and technical assessments so that the Company’s customers can vet their candidates.

SaaS revenues are recognized over the term of the subscription for access to the Company’s Application. Revenue is recognized monthly over the subscription term. Any payments received prior to the time passing to provide the subscription services are recorded as deferred revenue on the balance sheets.

Recruiting as a Service (“RaaS”):

RaaS allows the Company’s customers to outsource the management of their recruiting process allowing the Company to use the Application to assist its customers hiring needs by strategically gearing the service to reach the customer’s objectives. Revenue from RaaS consists of monthly billing to the customer for services provided.

RaaS revenue is billed to the Company’s customers monthly. Revenues are recognized on a gross basis when each monthly subscription service is completed.

Direct Placement:

The Company generates direct placement revenue by earning one-time fees for each time an employer hires one of the candidates that the Company refers. The Company sources qualified candidate referrals for the employers’ available jobs through the use of the Company’s Application. Upon the employer hiring one or more of the Company’s candidate referrals, the Company earns the direct placement fee, which consists of an amount agreed upon between the Company and its customers. The fee is a percentage of the referred candidates’ first year’s base salary.

Direct placement revenues are recognized on a gross basis on the date of hire of the candidate placed with an employer,

as it is more than probable that a significant revenue reversal will not occur.

This fee is only charged to the employer. Any payments received prior to the hire date are recorded as deferred revenue on the unaudited condensed

balance sheets. Payments for recruitment services are typically due within 30 days of completion of services.

Direct placement revenue is subject to a 90-180 day guarantee that the candidate will not resign or be terminated in that time period. The Company uses historical evidence as well as additional factors to determine and estimate the amount of consideration received that the Company does not expect to be entitled to. For any amounts received for which the Company does not expect to be entitled, it would not recognize revenue when the candidate is hired but would recognize those amounts received as a refund liability. The Company included in the transaction price the estimated amount of variable consideration per the expected value method. A refund liability would be credited for the difference between cash consideration received and variable consideration recognized. The refund liability would be updated at the end of each reporting period for any changes in circumstances. As of June 30, 2022 and December 31, 2021, there was no refund liability on the unaudited condensed

balance sheets as historically no direct placement revenue has been refunded to the Company.

F-11

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Revenue Disaggregation

For the three and six months ended June 30, 2022 and 2021, revenues can be categorized into the following:

	Three months ended
	June 30, 2022	June 30, 2021

Direct placement	$61,000	$-
Recruiting as a Service	181	9,000
Total revenues	$61,181	$9,000

	Six months ended
	June 30, 2022	June 30, 2021

Direct placement	$100,750	$-
Recruiting as a Service	49,098	9,000
Total revenues	$149,848	$9,000

Cost of Revenues

Cost of revenue consist of employee costs, third party staffing costs, hosting service fees, and other fees, outsourced recruiter fees and commissions.

Concentrations of credit risk

Financial instruments which potentially subject the Company to credit risks consist primarily of cash and cash equivalents, and accounts receivable. Cash and cash equivalents are held in United States financial institutions. At times such amounts may exceed federally insured limits.

As of June 30, 2022, no customers accounted for more than 10% of accounts receivable. As of December 31, 2021, two customers accounted for more than 10% of accounts receivable, at 80% and 19%, for a total of 99%.

During the three months ended June 30, 2022, two customers accounted for more than 10% of revenue, at 83% and 11%, for a total of 94%. During the three months ended June 30, 2021, one customer accounted for more than 10% of revenue at 100%.

During the six months ended June 30, 2022, four customers accounted for more than 10% of revenue, at 60%, 14%, 14% and 12%, for a total of 100%. During the six months ended June 30, 2021, one customer accounted for more than 10% of revenue at 100%.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

F-12

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s derivative liability and warrants are measured at fair value. The Company’s derivative instruments and warrants are valued using Level 3 fair value inputs. The Company does not have any other financial instruments which require re-measurement to fair value. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable represent fair value based upon their short-term nature.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The table below summarizes the fair values of our financial assets and liabilities as of June 30, 2022 and December 31, 2021, respectively:

	Fair Value at June 30,	Fair Value Measurement Using
	2022	Level 1	Level 2	Level 3

Derivative liability	$-	$-	$-	$-
Warrants	$293,096	$-	$-	$293,096

	Fair Value at December 31,	Fair Value Measurement Using
	2021	Level 1	Level 2	Level 3

Derivative liability	$110,992	$-	$-	$110,992
Warrants	$-	$-	$-	$-

The reconciliation of the derivative liability measured at fair value on a recurring basis using unobservable inputs (Level 3) is as follows for the six months ended June 30, 2022 and 2021:

Balance at December 31, 2020	$93,172
Addition of new derivative liabilities	-
Change in fair value of derivative liability	(68)
Balance at June 30, 2021	$93,104

Balance at December 31, 2021	$110,992
Change in fair value of derivative liability	1,545
Transfer to put premium	(112,537)
Balance at June 30, 2022	$472,605

F-13

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Income Taxes

The unaudited condensed financial statements have been prepared in conformity with FASB Accounting Standards Codification 740 (“ASC 740”),

Income Taxes

. In accordance with ASC 740, deferred taxes are provided based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred taxes are measured using the enacted tax rates expected to be applied when temporary differences are settled or realized.

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component of income tax expense (benefit). The Company did not recognize any interest or penalties during the three and six months ended June 30, 2022 and 2021, nor did it have any interest or penalties accrued as of June 30, 2022 and December 31, 2021.

Equity-based compensation

We account for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the shorter of the service period or the vesting period of the stock-based compensation. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Determining the fair value of stock-based compensation at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

Earnings (Loss) per Share

Basic net loss per share is calculated using the weighted average number of common shares outstanding during the periods. Diluted earnings per share is calculated by dividing earnings (loss) by the weighted number of common shares outstanding. If there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Accordingly, the outstanding Series Preferred Stock is considered anti-dilutive at June 30, 2022 and 2021, respectively. The outstanding stock options and warrants are considered anti-dilutive at June 30, 2022 and 2021.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The accompanying unaudited interim consolidated condensed financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company on a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operations and has an accumulated deficit of ($5,014,544). The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

F-14

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

NOTE 3 – CASH AND CASH EQUIVALENTS

Cash and cash equivalents includes deposits on account held in escrow by our attorney. As of June 30, 2022 and December 31, 2021, the balances were as follows:

	June 30, 2022	December 31, 2021
Total	$517	$-

NOTE 4 – ACCRUED INTEREST

Accrued interest represents interest accrued on our long term indebtedness. A reconciliation of accrued interest at June 30, 2022 follows below:

Balance at December 31, 2021	$18,602
Add: Accrued interest acquired in Merger	1,197,027
Add: Accrued interest on outstanding indebtedness	18,698
Less: Accrued interest extinguished on conversions of debt	(50,585)
Accrued interest, June 30, 2022	$1,183,742

NOTE 5 – CONVERTIBLE NOTES

On June 15, 2022, the Company issued a $165,000 convertible promissory note (the “Convertible Note”) to Trillium Partners, LP in exchange for $150,000. The Convertible Note bears interest at 12%, per annum. All unpaid principal and accrued interest under the Convertible Note will be due and payable in full one year from issuance. The note converts at $0.0001 per common share and Trillium Partners LP may elect to convert 1,500,000 shares of the Company’s common stock at any time.

The following table summarizes the convertible notes as of June 30, 2022 and December 31, 2021:

Creditor	Date Issued	Interest Rate	Maturity Date	June 30, 2022	December 31, 2021
Travel Data Solutions, Inc.	18-Nov-17	10%	30-Nov-19	$100,000	$-
Travel Data Solutions, Inc.	18-Jan-19	10%	31-Jan-20	25,000	-
Third Party	07-Jul-20	10%	07-Jul-21	84,681	84,681
Trillium Partners, LP	25-May-21	12%	25-May-22	22,000	-
Trillium Partners, LP	6-Jul-21	10%	06-Jul-22	22,000	-
Frondeur Partners LLC	1-Dec-21	10%	30-Sep-22	25,000	-
Frondeur Partners LLC	1-Jan-21	10%	30-Oct-22	25,000	-
Frondeur Partners LLC	01-Feb-22	10%	30-Nov-22	25,000	-
Frondeur Partners LLC	01-Mar-22	10%	31-Dec-22	25,000	-
Frondeur Partners LLC	1-Apr-21	10%	31-Jan-23	25,000	-
Frondeur Partners LLC	01-May-22	10%	28-Feb-23	25,000	-
Frondeur Partners LLC	01-Jun-22	10%	31-Mar-23	25,000	-
Trillium Partners, LP	15-June-22	12%	15-Jun-23	165,000	-
Total				$593,681	$84,681
Less: debt discount				(307,471)	-
Convertible notes payable, total				286,210	84,681

F-15

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

NOTE 6 – LOANS PAYABLE

The loan payable balances are as follows:

	Rate	June 30, 2022	December 31, 2021
Loan 1	1%	$27,000	$-
Loan 2	1%	3,000	-
Loan 3	8%	64,000	-
Loan 4	8%	160,500	-
Loan 5	3.75%	309,500	40,400
Total		$564,000	$40,400

Loans 1 through 4 are past due as of the issuance of these financial statements.

Loan 1)

On May 30, 2013 and August 12, 2013, the Company received advances from a director for $2,000 and $25,000, respectively. On August 12, 2013, the Company entered into an unsecured, non-guaranteed, demand loan agreement with the director for $27,000. The loan bears interest at 1% per annum compounded monthly.

Loan 2)

On February 27, 2014, and March 19, 2015, the Company received advances from a director of $6,000, and $10,200, respectively. During the year ended December 31, 2015, the Company repaid $13,200. The advances are unsecured, due on demand and bears interest at 1% per annum compounded and calculated monthly.

Loan 3)

On September 18, 2014, May 29, 2015, July 3, 2015, December 2, 2015, and January 4, 2016, the Company entered into unsecured, non-guaranteed, loan agreements pursuant to which the Company received proceeds of $35,000, $4,000, $5,000, $22,000, and $45,000, respectively. The loans bear interest at 8% per annum compounded annually and are due 1 year after the date of issuance.

Loan 4)

On December 4, 2014, January 29, 2015, August 12, 2015, August 21, 2015, September 1, 2015, September 15, 2015, November 13, 2015, and December 23, 2015, the Company issued unsecured notes payable of $20,000, $20,000, $20,000, $25,000, $40,000, $25,000, $30,000 and $10,000, respectively, to a significant shareholder. The notes bear interest at an annual rate of 8% per annum, are uncollateralized, and due 1 year after the date of issuance.

Loan 5) In February 2022, the Company agreed to the second and third modifications of the Economic Injury Disaster Loan (“EIDL” or “Loan 5”). The EIDL was modified to include additional borrowings of $269,200, which were received in full in February 2022. Periodic monthly payments have increased to $1,506. Additionally, the Company entered into an amended security agreement with the SBA in which this promissory note, and the modifications, is collateralized by certain of the Company’s property as specified within the amended security agreement.

F-16

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Annual

maturities of the loans payable are as follows:

For the year ending	Amount
December 31, 2022 (remainder of year)	$254,500
December 31, 2023	5,994
December 31, 2024	6,807
December 31, 2025	7,066
December 31, 2026	7,336
Thereafter	282,297
Total payments	564,000

NOTE 7 – PUT PREMIUM ON STOCK SETTLED DEBT

At the end of the quarter ended June 30, 2022, the Company decided to adopt ASC 480- ” Distinguishing Liabilities from Equity.” When the enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense.

In previous quarters, the Company had recorded such items as derivative liabilities. Thusly, there was a charge to put premium on stock settled debt and a decrease to derivative liability. On a going-forward basis, all put premiums will be charged to interest expense.

The reconciliation of put premium on stock settled debt is as follows

Balance at December 31, 2021	$-
Add: put premium acquired in Merger	230,743
Add: Gain on new methodology for accounting for debt conversion features	84,681
Add: put premium on new debt issuances	10,714
Less: put premium on convertible debt extinguished	(166,457)
Balance at June 30, 2022	$159,681

F-17

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Put premium on stock settled debt by individual note is as follows:

Creditor	Date Issued	Maturity Date	30-Jun-22	Discount Percentage	Put premium on stock settled debt
Travel Data Solutions, Inc.	18-Nov-17	30-Nov-19	$100,000	-	$-
Travel Data Solutions, Inc.	18-Jan-19	31-Jan-20	$25,000	-	-
Third party	7-Jul-20	7-Jul-21	84,681	50%	84,681
Trillium Partners, LP	25-May-21	25-May-22	22,000	0%	-
Trillium Partners, LP	06-Jul-21	06-Jul-22	22,000	0%	-
Frondeur Partners LLC	01-Dec-21	30-Sep-22	25,000	30%	10,714
Frondeur Partners LLC	01-Jan-22	31-Oct-22	25,000	30%	10,714
Frondeur Partners LLC	01-Feb-22	30-Nov-22	25,000	30%	10,714
Frondeur Partners LLC	01-Mar-22	31-Dec-22	25,000	30%	10,714
Frondeur Partners LLC	01-Apr-22	31-Jan-23	25,000	30%	10,714
Frondeur Partners LLC	01-May-22	28-Feb-23	25,000	30%	10,714
Frondeur Partners LLC	01-Jun-22	31-Mar-23	25,000	30%	10,716
Trillium Partners, LP	15-Jun-22	15-Jun-23	150,625	0%	-
Put premium on stock settled debt			$588,156		$159,681

NOTE 8 – DERIVATIVE LIABILITIES

The embedded conversion options of the Company’s convertible debentures summarized in Note 5, and its convertible preferred Series E stock. contain conversion features that qualify for embedded derivative classification. The fair value of these liabilities is re-measured at the end of every reporting period and the change in fair value is reported in the statement of operations as a gain or loss on derivative financial instruments. Commencing with the second quarter of 2022, the Company changed its accounting treatment for such securities by recording the derivative feature as a put premium on stock settled debt. See Note 7 above for further discussion.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s common stock purchase that are categorized within Level 3 of the fair value hierarchy for the periods ended June 30, 2022 and December 31, 2021 is as follows:

	June 30, 2022	December 31, 2021
Stock price	-	$0.10
Exercise price	-	$0.05
Contractual term (in years)	-	0.66
Volatility (annual)	-	83%
Risk-free rate	-	0.39%

NOTE 9 – COMMON STOCK

The Company has been authorized to issue 20,000,000,000 shares of common stock, $0.001 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

During the six months ended June 30, 2022, the Company issued

7,662,768,291

shares of common stock for the extinguishment of convertible debt as follows:

F-18

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Creditor	Date	Shares Issued	Principal Retired	Accrued Interest	Fees	Total
Livingston Asset Management LLC	7-Mar-22	154,190,143	$25,000	$4,085	$3,295	$32,380
Livingston Asset Management LLC	7-Mar-22	152,370,190	25,000	3,703	3,295	31,998
Trillium Partners, LP	7-Mar-22	220,029,400	17,000	4,085	3,295	24,380
Livingston Asset Management LLC	17-Mar-22	462,218,243	25,000	3,295	3,295	31,590
Livingston Asset Management LLC	6-May-22	315,275,000	9,500	2,969	3,295	15,764
Livingston Asset Management LLC	6-May-22	392,525,000	12,500	3,831	3,295	19,626
Livingston Asset Management LLC	19-May-22	50,910,200	1,100	396	1,050	2,546
Livingston Asset Management LLC	19-May-22	185,850,000	4,500	1,498	3,295	9,293
Livingston Asset Management LLC	6-Jun-22	376,768,000	18,750	4,329	3,295	26,374
Livingston Asset Management LLC	6-Jun-22	316,566,800	10,000	3,773	2,055	15,828
Livingston Asset Management LLC	10-Jun-22	163,772,200	-	6,134	2,055	8,189
Livingston Asset Management LLC	14-Jun-22	140,214,000	6,250	270	3,295	9,815
Oscalata partners LLC	15-Jun-22	300,727,400	11,000	741	3,295	15,036
Livingston Asset Management LLC	17-Jun-22	467,932,429	25,000	4,460	3,295	32,755
Livingston Asset Management LLC	17-Jun-22	463,470,571	25,000	4,148	3,295	32,443
Livingston Asset Management LLC	22-Jun-22	458,010,714	25,000	3,766	3,295	32,061
Livingston Asset Management LLC	23-Jun-22	453,588,000	25,000	3,456	3,295	31,751
Livingston Asset Management LLC	23-Jun-22	443,529,286	25,000	2,752	3,295	31,047
Livingston Asset Management LLC	27-Jun-22	434,833,714	25,000	2,023	3,415	30,438
Livingston Asset Management LLC	27-Jun-22	413,336,143	25,000	519	3,415	28,934
Livingston Asset Management LLC	28-Jun-22	434,891,429	25,000	2,027	3,415	30,442
Livingston Asset Management LLC	29-Jun-22	432,347,429	25,000	1,849	3,415	30,264
Frondeur Partners, LLC	30-Jun-22	429,412,000	25,000	1,644	3,415	30,059
Total		7,662,768,291	$415,600	$65,753	$71,660	$553,013

NOTE 10 – WARRANTS

In connection with the issuance of a convertible note with Frondeur Partners, LLC (“Frondeur”) and funding of $25,000 on the Note, the Company also issued a common stock purchase warrant to purchase up to 62,500,000 shares of the Company’s common stock pursuant to the terms therein as a commitment fee.

These warrants have an exercise price per share of $0.0001 the above and expire in five years. The aggregate fair value of the warrants, which was allocated against the debt proceeds totaled $12,493 at June 30, 2022 based on the Black Scholes Merton pricing model using the following estimates: exercise price ranging from $0.0001, 2.94% risk free rate, 300.20% volatility and expected life of the warrants of 5 years. The fair value was credited to additional paid in capital and debited to debt discount to be amortized over the term of the loan.

F-19

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

In connection with the issuance of a convertible note with Trillium Partners, LP (“Trillium”) and funding of $165,000 on the Note, the Company also issued a common stock purchase warrant to purchase up to 1,500,000 shares of the Company’s common stock pursuant to the terms therein as a commitment fee.

These warrants have an exercise price per share of $0.0001 the above and expire in five years. The aggregate fair value of the warrants, which was allocated against the debt proceeds totaled $299,974 at June 30, 2022 based on the Black Scholes Merton pricing model using the following estimates: exercise price ranging from $0.0001, 3.39% risk free rate, 288.23% volatility and expected life of the warrants of 7 years. The fair value was credited to additional paid in capital and debited to debt discount to be amortized over the term of the loan.

A summary of the status of the Company’s outstanding stock warrants and changes during the periods is presented below:

	Shares available to purchase with warrants	Weighted Average Price	Weighted Average Fair Value
Outstanding, December 31, 2021	-	$.-	$-

Issued	1,562,500,000	$0.0001	$0.0002
Exercised	-	$-	$-
Forfeited	-	$-	$-
Expired	-	$-	$-
Outstanding, June 30, 2022	1,562,500,000	$0.0001	$0.0002

Exercisable, June 30, 2022	1,562,500,000	$0.0001	$0.0002

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using the Binomial option pricing model based on various assumptions. The model incorporates the price of a share of the Company’s common stock (as quoted on the Over the Counter Bulletin Board), volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

Range of Exercise Prices	Number Outstanding June 30, 2022	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.0001	1,562,500,000	6.92 years	$0.0001

NOTE 11 – PREFERRED STOCK

Series AA and Super Convertible Preferred Stock

, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the conversion rate of one share of common stock for one share of Preferred Stock.

As of June 30, 2022, and December 31, 2021, there are 0 and 652,759 shares of Series AA and Super preferred stock outstanding, respectively.

Series A Convertible Preferred Stock

, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of ten shares of common stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the common stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends.

As of June 30, 2022, and December 31, 2021, there are 3,381,520 and 0 shares of Series A preferred stock outstanding, respectively.

Series B Convertible Preferred Stock

, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 4,000 shares of common stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends.

As of June 30, 2022, and December 31, 2021, there are 5,000 and 0 shares of Series B preferred stock outstanding, respectively.

Series C Convertible Preferred Stock

, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 400 shares of common stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock.

As of June 30, 2022, and December 31, 2021, there are 5,000,000 and 0 shares of Series C preferred stock outstanding, respectively.

F-20

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Series D Convertible Preferred Stock

, has a par value of $0.0001, may be converted at a ratio of the Stated Value plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the Stated Value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends.

As of June 30, 2022, and December 31, 2021, there are 125,000 and 0 shares of Series D preferred stock outstanding, respectively.

Series E Convertible Preferred Stock,

has a par value of $0.001, and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by the Company at its option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock.

Series F Convertible Preferred Stock

,

has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the current conversion rate of 93,761,718 shares of common stock for one share of Series F Preferred Stock. Each share is entitled to 93,761,718 votes, voting with the common stock as a single class, has no liquidation rights and is not entitled to receive dividends.

As of June 30, 2022 and December 31, 2021, there are 101 and 0 s hares of Series F

 preferred stock issued.

Series G Convertible Preferred Stock

,

has a par value of $0.001, may be converted at the holder’s election into shares of common stock for a period ending 18 months following issuance at the conversion rate that will result, in the aggregate, in the holders of Series G Preferred Stock receiving that number of shares of Common Stock which equals Seventy Eight Percent (78%) of the total issued and outstanding shares of commons stock of the company on a fully diluted basis. The Series G Preferred Stock shall vote with the common stock as a single class, has liquidation rights of $0.001 per share and is entitled to receive an annal dividend of 6% of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation, or conversion.

There are 1,000,000 and 0 shares of Series G preferred stock issued as of June 30, 2022 and December 31, 2021, respectively.

NOTE 12 – RELATED PARTY TRANSACTIONS

For the three months ended June 30, 2022 and 2021, expenses of $19,875 and $0 were incurred for recruitment services by an entity owned by Michael Neece, Chief Marketing Officer.

For the six months ended June 30, 2022 and 2021, expenses of $40,875 and $0 were incurred for recruitment services by an entity owned by Michael Neece, Chief Marketing Officer.

Through June 30, 2022, the Company owed Eddie Aizman and Michael Lakshin compensation based on their employee agreements. The agreements provide for a salary of $200,000 and 180,000 per year, respectively. As of June 30, 2022, $597,074 has been credited to accrued compensation.

On July 8, 2019, the Company executed an employment agreement with Conrad Huss. The agreement provides for a salary of $10,000 per month. As of June 30, 2022, $472,000 has been credited to accrued compensation.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Potential Acquisitions

In 2021, the Company signed two letters of intent to acquire substantially all the assets of Talent Coefficient, LLC and to acquire the business and assume the liabilities of Interview Mastery, Inc. As of June 30, 2022, the consideration for these acquisitions has not been determined and these acquisitions have not been completed.

COVID-19 pandemic contingencies

The spread of the COVID-19 outbreak in the United States has resulted in economic uncertainties which may negatively impact the Company’s business operations. While the disruption is expected to be temporary, there is uncertainty surrounding the duration and extent of the impact. The impact of the coronavirus outbreak on the unaudited condensed financial statements cannot be reasonably estimated at this time.

F-21

Cruzani, Inc. and Subsidiaries

Notes to Unaudited Consolidated Condensed Financial Statements

June 30, 2022

Adverse events such as health-related concerns about working in our offices, the inability to travel and other matters affecting the general work environment could harm our business and our business strategy. While we do not anticipate any material impact to our business operations as a result of the coronavirus, in the event of a major disruption caused by the outbreak of pandemic diseases such as coronavirus, we may lose the services of our employees or experience system interruptions, which could lead to diminishment of our business operations. Any of the foregoing could harm our business and delay the implementation of our business strategy and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

Management is actively monitoring the global situation on its financial condition, liquidity, operations, industry, and workforce.

Legal

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.

On February 13, 2017, Baum Glass & Jayne PLLC (“Plaintiff”) obtained a default judgment against the Company in the amount of $27,083.74. Plaintiff has not attempted enforced collection. The amount was included in accounts payable as of June 30, 2022 and December 31, 2021.

A contingency arises when there is a situation for which the outcome is uncertain, and which should be resolved in the future, Generally Accepted Accounting Principles require recognition of only those losses that are probable and for which a loss amount can be reasonably estimated.

The following details the nature of the contingency with Oasis Capital LLC (“Oasis”). In the normal course of its business, Oasis files notices to convert (“conversion notices”) a portion of its outstanding ownership of the Company’s indebtedness into shares of common stock. As a customary procedure for the annual audit for the period ended December 31, 2021, the Company’s auditors confirmed its outstanding balance of the indebtedness and related accrued interest. During the quarter ended March 31, 2022, Oasis submitted one such conversion which stated that the outstanding indebtedness was far greater than that which was on the Company’s books. The total amount of the increased indebtedness was approximately $1.6 million. After investigation, the Company determined that the difference related to liquidated damages that the Company does not believe that it owes.

Since the Company believes that the loss is not probable and no litigation has been pursued at this time, there has been no recognition of this liability on the books and records of the Company.

NOTE 14 – IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to improve and increase reporting of climate-related financial information. The TCFD requires that the impact of climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

NOTE 15 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of this filing.

F-22

F-23

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Cruzani, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cruzani, Inc. as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC

We have served as the Company’s auditor since 2020

Lakewood, CO

April 22, 2022

PCAOB ID 5041.

F-24

Cruzani, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Audited)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$5,711	$-

Total Assets	$5,711	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$326,400	$326,400
Accrued liabilities	1,142,563	1,150,820
Accrued officer compensation	412,000	292,000
Convertible Notes, net of discounts of $69,993 and $77,004, respectively	609,600	1,391,432
Derivative liabilities	-	2,140,159
Put premium on stock settled debt	226,314	-
Loans payable	254,500	254,500
Total Current Liabilities	2,971,377	5,555,311

Total Liabilities	2,971,377	5,555,311

Commitments and Contingencies (Note 12)	-	-

STOCKHOLDERS’ DEFICIT:
Series A Preferred stock, 3,500,000 shares authorized, par value $0.01; 3,381,520 shares issued and outstanding	33,815	33,815
Series B Preferred stock, 10,000 shares authorized, par value $0.01; 5,000 shares issued and outstanding	50	50
Series C Preferred stock, 10,000,000 shares authorized, par value $0.01; 5,000,000 shares issued and outstanding	50,000	50,000
Series D Preferred stock, 125,000 shares authorized, par value $0.0001; 125,000 shares issued and outstanding	12	12
Series E Preferred stock, 500,000 shares authorized, par value $0.01; - and 34,985 shares issued and outstanding; respectively	-	34,985
Series E Preferred stock to be issued	166,331	166,331

Common stock 3,000,000,000 shares authorized, $0.00001 par value; 7,966,206,521 and 1,339,044,282 shares issued and outstanding, respectively at December 31, 2021 and December 31, 2020	79,662	13,390
Treasury stock, at cost – 2,917 shares	(773,500)	(773,500)
Additional paid in capital	80,790,803	76,679,297
Accumulated deficit	(83,312,839)	(81,759,691)
Total Stockholders’ Deficit	(2,965,665)	(5,555,311)
Total Liabilities and Stockholders’ Deficit	$5,711	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

Cruzani, Inc. and Subsidiaries

Consolidated Statements of Operations

(Audited)

	For the Twelve Months Ended December 31,
	2021	2020
Operating Expenses:
Compensation expense	$120,000	$120,000
Consulting expense	300,000	225,000
General and administrative	43,769	272,324
Professional fees	39,000	48,325
Total operating expenses	502,769	665,649

Loss from operations	(502,769)	(665,649)

Other Income (Expense):
Interest expense	(1,038,632)	(611,789)
Change in fair value of derivatives	(741,027)	(1,837,933)

Loss on debt litigation	(266,412)
Gain on new methodology for accounting for debt conversion features	995,692
Gain on extinguishment of debt and accrued interest	-	931,342
Total other income (expense)	(1,050,379)	(1,518,380)

Loss before provision for income taxes	(1,553,148)	(2,184,029)
Provision for income taxes	-	-

Net Loss	$(1,553,148)	$(2,184,029)

Basic loss per share	$(0.01)	$(0.01)

Basic weighted average shares outstanding	4,811,860,024	488,903,229

The accompanying notes are an integral part of these consolidated financial statements.

F-26

Cruzani, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Deficit
For the Twelve Months Ended December 31, 2021
(Unaudited)

	Series A		Series B		Series C		Series D		Series E		Series E Preferred Stock				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		to be issued		Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance December 31, 2020	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	34,985	$34,985	-	$166,331	1,339,044,281	$13,390	$76,679,297	$(773,500)	$(81,759,691)	$(5,555,310)

Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-					1,042,231,035	10,422	1,092,823	-	-	1,103,246

Shares issued for extinguishment of Convertible Preferred stock									(20,370)	(20,370)			49,871,795	499	19,871	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,195,836)	(1,195,836)

Balance March 31, 2021	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	14,615	$14,615	-	$166,331	2,431,147,111	$24,311	$77,791,992	$(773,500)	$(82,955,527)	$(5,647,901)

Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-					1,231,213,640	12,312	1,163,128	-	-	1,175,440

Shares issued for extinguishment of Convertible Preferred stock									(14,615)	(14,615)			39,371,795	394	15,246	-	-	1,025

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	722,486	722,486

Balance, June 30, 2021	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	-	-	-	$166,331	3,701,732,545	$37,017	$78,970,365	$(773,500)	$(82,233,040)	$(3,748,949)

Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	2,204,397,685	22,044	1,231,302	-	-	1,253,346

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(493,643)	(493,643)

Balance September 30, 2021	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	-	$-	-	$166,331	5,906,130,230	$59,061	$80,201,668	$(773,500)	$(82,726,684)	$(2,989,247)

Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	2,060,076,291	20,601	589,135	-	-	609,736

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(586,155)	(586,155)

Balance December 31, 2021	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	-	$-	-	$166,331	7,966,206,521	$79,662	$80,790,803	$(773,500)	$(83,312,839)	$(2,965,666)

F-27

Cruzani, Inc. and Subsidiaries
Consolidated Statement of Changes in Stockholders’ Deficit
For the Twelve months Ended December 31, 2020
(Unaudited)

	Series A		Series B		Series C		Series D		Series E		Series E Preferred Stock				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		to be issued		Common Stock		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance December 31, 2019	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	34,985	$34,985		$166,331	297,041,945	$2,970	$75,958,049	$(773,500)	$(79,575,663)	$(4,102,950)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(130,188)	(130,188)

Balance March 31, 2020	3,381,520	33,815	5,000	50	5,000,000	50,000	125,000	12	34,985	34,985	-	166,331	297,041,945	2,970	75,958,049	(773,500)	(79,705,850)	(4,233,138)

Shares issued for extinguishment of convertible debt	-	-	-	-	-	-	-	-					73,343,869	733	31,998	-	-	32,731

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(332,448)	(332,448)

Balance, June 30, 2020	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	34,985	$34,985	-	$166,331	370,385,814	$3,704	$75,990,047	$(773,500)	$(80,038,298)	$(4,532,854)

Shares issued for extinguishment of debt and accrued interest	-	-	-	-	-	-	-	-	-	-	-	-	205,217,291	2,052	148,119	-	-	150,172

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(343,357)	(343,357)

Balance September 30, 2020	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	34,985	$34,985	-	$166,331	575,603,105	$5,756	$76,138,167	$(773,500)	$(80,381,656)	$(4,726,040)

Shares issued for extinguishment of debt and accrued interest	-	-	-	-	-	-	-	-	-	-	-	-	763,441,176	7,634	541,130	-	-	548,764

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,378,035)	(1,378,035)

Balance December 31, 2020	3,381,520	$33,815	5,000	$50	5,000,000	$50,000	125,000	$12	34,985	$34,985	-	$166,331	1,339,044,282	$13,390	$76,679,297	$(773,500)	$(81,759,691)	$(5,555,311)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

Cruzani, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Audited)

	For the Years Ended December 31,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,553,148)	$(2,184,029)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivatives	741,027	1,837,933
Loss on debt litigation	266,412	-
Gain on new methodology for accounting for debt conversion features	(995,692)	-
Elimination of debt discount	70,789	-
Interest expense from incursion of put premium on newly issued debt	75,286	-
Fees on extinguishment of debt	17,480	15,225
Original issue discount charged to interest expense	1,000	-
Reconciliation of debt balances	(4,000)	257,824
Issuance of non-cash consulting notes	300,000	225,000
Debt discount amortization	100,358	131,143
Gain on extinguishment of debt and accrued interest	(931,342)	(931,342)
Changes in Operating Assets and Liabilities:
Other assets	-	-
Accounts payable	-	10,000
Accrued interest	795,199	480,647
Accrued officer compensation	120,000	120,000
Net Cash Used in Operating Activities	(65,289)	(37,600)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debt	71,000	37,600
Proceeds from loans	-	-
Preferred stock sold for cash	-	-
Net Cash Provided by Financing Activities	71,000	37,600

Net Increase (Decrease) in Cash	-	-
Cash at Beginning of Year	5,711	-
Cash at End of Year	$5,711	$-

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash activity:
Common stock issued for conversion of debt and accrued interest	$359,596	$155,432

The accompanying notes are an integral part of these consolidated financial statements.

F-29

Cruzani, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2021 and 2020

NOTE 1 – BACKGROUND

Organization

Cruzani, Inc. (“Cruzani” or the “Company”) is currently evaluating strategic options. We have divested ourselves of our current assets and are currently performing due diligence on a wide variety of alternatives. Most recently, we were a franchise development company that builds and represents popular franchise concepts, and other related businesses, throughout the United States as well as international markets. The Company was originally formed as a limited liability company on February 5, 1999 under the name The Powerhouse, L.L.C. pursuant to the laws of the State of Oklahoma. On November 9, 2006, Powerhouse Productions, L.L.C. filed Articles of Conversion changing the entity from a limited liability company to a corporation under the name Harcom Productions, Inc. On January 25, 2010, Articles of Merger were filed with the State of Oklahoma merging U.S. Highland, Inc., an Oklahoma corporation into Harcom Productions, Inc. and the name of the corporation was changed to US Highland, Inc. US Highland, Inc. was a recreational power sports Original Equipment Manufacturer (“OEM”), developing motorcycles, quads, single cylinder engines, and v-twin engines under its own brand and for other OEMs. During 2017, the Company exited the recreational power sports OEM and leisure activity vehicles markets.

On June 29, 2018, the Company filed Amended and Restated Articles of Incorporation with the State of Nevada to change its name to Cruzani, Inc. The name change is subject to approval by the Financial Industry Regulatory Authority (known as “FINRA”).

On June 30, 2018, Supreme Sweets Acquisition Corp. (n/k/a Oventa, Inc.), a subsidiary of the Company, and the Company (collectively, the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Supreme Sweets Inc. and 2498411 Ontario, Inc., as sellers (collectively, the “Seller”), pursuant to which in exchange for CAD $200,000 and a twenty percent (20%) interest in Oventa, Inc., the Company agreed to acquire the trade secret assets of Seller upon the terms and subject to the conditions set forth in the Asset Purchase Agreement. A second closing occurred on July 31, 2018, pursuant to which the Company acquired the furniture, fixtures and equipment of Seller in exchange for CAD $100,000. Seller is engaged in the business of preparing delicious snacks, pastries and baked goods with high quality ingredients for exceptional taste, including low calorie and gluten-free alternatives. The Asset Purchase Agreement included a provision, pursuant to which the Company could unwind the transaction if certain milestones were not achieved. The milestones contemplated in the Asset Purchase Agreement were not met, and accordingly, on December 31, 2018, by written notice to the Seller, the Company unwound the transaction. The capital injected into Oventa, Inc., however, has been secured pursuant to financing statements filed on behalf of the Company, and the Company expects to receive a return of its injected capital of approximately US $339,813 during the calendar year 2019. Collectability is based on claims filed for cash that was paid.

On September 27, 2018, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Sandrea Gibson, as seller (the “Seller”), and Recipe Food Co., as the target (the “Target”), pursuant to which in exchange for up to CAD $237,000, the Company agreed to acquire 80% of the issued and outstanding stock of the Target from the Seller upon the terms and subject to the conditions set forth in the Stock Purchase Agreement. Seller is engaged in the business of preparing and serving delicious, healthy meals on a counter-service basis with high quality ingredients, including low calorie alternatives. Difficulties integrating the Target into the Company group, which forced the Company to cease injecting additional capital into the Target. The Target is currently on the market for disposition to a third-party buyer on an arms-length basis, which the Company can undertake due to its supermajority ownership.

On July 8, 2019, Mr. Dickson entered into a Securities Purchase Agreement (“Purchase Agreement”) with Conrad Huss to sell 5,000,000 shares of Series C Preferred and 5,000 shares of Series B preferred Stock held by Mr. Dickson. As a result, Mr. Huss acquired the right to vote 99.06 % of the voting control of the Company. The Series B Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to .01% of the outstanding common stock after the conversion. The Series B Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to 99.05% of the outstanding common stock after the conversion.

On July 8, 2019, Everett Dickson, who had been the sole officer of the Company, resigned as an officer of the Company, and Conrad Huss was appointed the Interim President and Chief Executive Officer of the Company. Mr. Huss is the sole beneficial owner of 5,000,000 and 5,000 shares of Series B and C Preferred Stocks, respectively. Mr. Dickson also resigned as a director of the Company, effective on July 8th, 2019. Mr. Dickson’s resignation was not the result of any disagreement with the management of the Company

In June 2021, the Company reincorporated in the state of Wyoming.

Business

Cruzani, Inc. is currently evaluating various strategic options to engage in.

F-30

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2020 included on the Company’s Form 10-K.

In the opinion of management, all adjustments necessary to present fairly the financial position as of December 31, 2021 and the results of operations and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Reclassifications

Certain reclassifications have been made to the prior year financial information to conform to the presentation used in the financial statements for the twelve months ended December 31, 2021. There is no effect on the accumulated deficit as the result of these reclassifications.

Principles of Consolidation

The accompanying unaudited interim consolidated condensed financial statements include the accounts of the Company. All financial information has been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

F-31

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2021 and December 31, 2020.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. The Company has incurred recurring losses from operation and does not currently have revenue generating operations. The Company has an accumulated deficit of $83,312,839, and a net loss for the year ended December 31, 2021 of ($1,553,148). However, the Company only used approximately $65,000 to conduct its operations as detailed in the Statement of Cash flows. The Company’s ability to continue as a going concern depends upon its ability to obtain adequate funding to support its operations through continuing investments of debt and/or equity by qualified investors/creditors, internally generated working capital and monetization of intellectual property assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is currently pursuing a business strategy which includes raising the necessary funds to finance the Company’s development and marketing efforts.

NOTE 4 – LOANS PAYABLE

The loan payable balances are as follows:

	Rate	December 31, 2021	December 31, 2020
Loan 1	1%	$27,000	$27,000
Loan 2	1%	3,000	3,000
Loan 3	8%	64,000	39,000
Loan 4	8%	160,500	155,400
Total		$254,500	$224,400

Above notes are past due as of the issuance of these financial statements.

F-32

NOTE 5 – NOTES PAYABLE

The following table summarizes the convertible notes as of December 31, 2021 and December 31, 2020:

	Date	Interest	Maturity	December 31,	December 31,
Creditor	Issued	Rate	Date	2021	2020
Travel Data Solutions, Inc.	18-Nov-17	10%	30-Nov-19	$100,000	$100,000
(1) GW Holdings Group	(1)	(1)	(1)	-	60,750
Travel Data Solutions, Inc.	18-Jan-19	10%	31-Jan-20	25,000	25,000
Oasis Capital, LLC	(2)	(2)	(2)	-	1,020,086
Trillium Partners, LP	(3)	(3)	(3)	-	-
Livingston Asset Management, LLC	1-Apr-20	10%	31-Dec-20	-	25,000
Livingston Asset Management, LLC	1-May-20	10%	31-Jan-21	-	25,000
Livingston Asset Management, LLC	20-May-20	10%	20-Feb-21	10,000	10,000
Livingston Asset Management, LLC	1-Jun-20	10%	10-Mar-21	-	25,000
Livingston Asset Management, LLC	11-Jun-20	10%	01-Feb-21	1,100	1,100
Livingston Asset Management, LLC	1-Jul-20	10%	31-Mar-21	-	25,000
Livingston Asset Management, LLC	20-Jul-20	10%	20-Apr-21	4,500	4,500
Livingston Asset Management, LLC	1-Aug-20	10%	30-Apr-21	-	25,000
Livingston Asset Management, LLC	14-Aug-20	10%	14-May-21	9,500	9,500
Livingston Asset Management, LLC	24-Aug-20	10%	24-May-21	12,500	12,500
Livingston Asset Management, LLC	1-Sep-20	10%	30-Jun-21	-	25,000
Livingston Asset Management, LLC	1-Oct-20	10%	31-Jul-21	25,000	25,000
Livingston Asset Management, LLC	1-Nov-20	10%	30-Aug-21	25,000	25,000
Livingston Asset Management, LLC	1-Dec-20	10%	30-Sep-21	25,000	25,000
Livingston Asset Management, LLC	1-Jan-21	10%	31-Oct-21	25,000	-
Livingston Asset Management, LLC	1-Feb-21	10%	30-Nov-21	25,000	-
Livingston Asset Management, LLC	1-Mar-21	10%	31-Dec-21	25,000	-
Trillium Partners, LP	24-Mar-21	10%	31-Dec-21	17,000	-
Livingston Asset Management, LLC	1-Apr-21	10%	31-Jan-22	25,000	-
Livingston Asset Management, LLC	1-May-21	10%	28-Feb-22	25,000	-
Trillium Partners, LP	25-May-21	12%	25-May-22	22,000	-
Livingston Asset Management, LLC	1-Jun-21	10%	31-Mar-22	25,000	-
Livingston Asset Management LLC	1-Jul-21	10%	30-Apr-22	25,000	-
Trillium Partners, LP	6-Jul-21	10%	06-Jul-22	22,000	-
Livingston Asset Management LLC	1-Aug-21	10%	31-May-22	25,000	-
Livingston Asset Management LLC	1-Sep-21	10%	30-Jun-22	25,000	-
Livingston Asset Management LLC	1-Oct-21	10%	31-Jul-22	25,000	-
Frondeur Partners LLC	1-Nov-21	10%	31-Aug-22	25,000	-
Oscaleta Partners, LLC	17-Nov-21	10%	22-Jul-22	11,000	-
Frondeur Partners LLC	1-Dec-21	10%	30-Sep-22	25,000	-
				$609,600	$1,468,436
Less: discount				-	(77,004)
Convertible notes payable-net				$609,600	$1,391,432

F-33

(1) GW Holdings Group

Balance after settlement (See Footnote 12)	$348,548
Less; Conversions during year	(348,548)
Balance at December 31, 2021	$-

(2) Oasis Capital, LLC (See Note Six below)

Balance at Decembe 31, 2020	$1,020,086
Conversions	(370,086)
Total sold to Trillium Partners LP	(650,000)
Remaining balance at December 31, 2021	$-

(3) Trillium Partners, LP

Debt purchased from Oasis Capital, LLC during 2021	$650,000
Conversions	(650,000)
Balance at December 31, 2021	$-

NOTE 6 – CONTINGENCY ARISING INDEBTEDNESS OWED TO OASIS CAPITAL, LLC

A contingency arises when there is a situation for which the outcome is uncertain, and which should be resolved in the future, Generally Accepted Accounting Principles require recognition of only those losses that are probable and for which a loss amount can be reasonably estimated.

The following details the nature of the contingency with Oasis Capital LLC (“Oasis”). In the normal course of its business, Oasis files notices to convert (“conversion notices”) a portion of its outstanding ownership of the Company’s indebtedness into shares of common stock. As a customary procedure for the annual audit for the period ended December 31, 2020, the Company’s auditors confirmed its outstanding balance of the indebtedness and related accrued interest. During the year ended December 31, 2021, Oasis submitted conversions which stated that the outstanding indebtedness was far greater than that which was on the Company’s books. The total amount of the increased indebtedness was approximately $1.2 million. After investigation, the Company determined that the difference related to liquidated damages that the Company does not believe that it owes.

Since the Company believes that the loss is not probable and no litigation has been pursued at this time, there has been no recognition of this liability on the books and records of the Company.

NOTE 7 – PUT PREMIUM ON STOCK SETTLED DEBT

At the end of the quarter ended September 30, 2021, the Company decided to adopt ASC 480- “Distinguishing Liabilities from Equity.” When the enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense.

In previous quarters, the Company had recorded such items as derivative liabilities (See Note 8). Thusly, there was a charge to put premium on stock settled debt and a decrease to derivative liability. On a going-forward basis, all put premiums will be charged to interest expense.

F-34

Put premium by individual debt instrument follows below:

	Date	Maturity		Discount	Put premum on stock settled
Creditor	Issued	Date	30-Jun-21	Percentage	debt
Travel Data Solutions, Inc.	18-Nov-17	30-Nov-19	$100,000	-	$-
GW Holdings Group	Various	Various	-	45%	-
Travel Data Solutions, Inc.	18-Jan-19	31-Jan-20	25,000	-	-
Oasis Capital, LLC	Various	Various		45%	-
Trillium Partners LP			-
Livingston Asset Management, LLC	20-May-20	20-Feb-21	10,000	50%	10,000
Livingston Asset Management, LLC	11-Jun-20	01-Feb-21	1,100	50%	1,100
Livingston Asset Management, LLC	20-Jul-20	20-Apr-21	4,500	50%	4,500
Livingston Asset Management, LLC	14-Aug-20	14-May-21	9,500	50%	9,500
Livingston Asset Management, LLC	24-Aug-20	24-May-21	12,500	50%	12,500
Livingston Asset Management, LLC	1-Oct-20	31-Jul-21	25,000	30%	10,714
Livingston Asset Management, LLC	1-Nov-20	30-Aug-21	25,000	30%	10,714
Livingston Asset Management, LLC	1-Dec-20	30-Sep-21	25,000	30%	10,714
Livingston Asset Management, LLC	1-Jan-21	31-Oct-21	25,000	30%	10,714
Livingston Asset Management, LLC	1-Feb-21	30-Nov-21	25,000	30%	10,714
Livingston Asset Management, LLC	1-Mar-21	31-Dec-21	25,000	30%	10,714
Trillium Partners, LP	24-Mar-21	31-Dec-21	17,000	50%	17,000
Livingston Asset Management, LLC	1-Apr-21	31-Jan-22	25,000	30%	10,714
Livingston Asset Management, LLC	1-May-21	28-Feb-22	25,000	30%	10,714
Trillium Partners, LP	25-May-21	25-May-22	22,000	0%	-
Livingston Asset Management, LLC	1-Jun-21	31-Mar-22	25,000	30%	10,714
Livingston Asset Management LLC	01-Jul-21	30-Apr-22	25,000	30%	10,714
Trillium Partners, LP	06-Jul-21	06-Jul-22	22,000	0%	-
Livingston Asset Management LLC	01-Aug-21	31-May-22	25,000	30%	10,714
Livingston Asset Management LLC	01-Sep-21	30-Jun-22	25,000	30%	10,714
Livingston Asset Management LLC	01-Oct-21	31-Jul-22	25,000	30%	10,714
Frondeur Partners LLC	01-Nov-21	31-Aug-22	25,000	30%	10,714
Oscaleta Partners, LLC	17-Nov-21	22-Jul-22	11,000	50%	11,000
Frondeur Partners LLC	01-Dec-21	30-Sep-22	25,000	30%	10,714
Put premium on stock settled debt			$609,600		$226,314

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NOTE 8 – DERIVATIVE LIABILITIES

The embedded conversion options of the Company’s convertible debentures summarized in Note 5, and its convertible preferred Series E stock. contain conversion features that qualify for embedded derivative classification. The fair value of these liabilities is re-measured at the end of every reporting period and the change in fair value is reported in the statement of operations as a gain or loss on derivative financial instruments. Commencing with the third quarter of 2021, the Company changed its accounting treatment for such securities by recording the derivative feature as a put premium on stock settled debt. See Note 7 above for further discussion.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

Derivative liability at March 31, 2021	$2,246,072
Less; conversions	(642,794)
Add: new debt issuances	49,143
Transfer to put premium	(1,652,421)
Derivative liability at December 31, 2021	$-

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using the Binomial option pricing model based on various assumptions. The model incorporates the price of a share of the Company’s common stock (as quoted on the Over the Counter Bulletin Board), volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement.

The following table shows the assumptions used in the calculations of its derivatives:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)
At December 31, 2020	251.93%	.62%	0%	0.25 – 0.75

NOTE 9 – COMMON STOCK

Reincorporation in State of Wyoming

On June 21, 2021, the Company received approval from the State of Wyoming to reincorporate in that state and increase its authorized share count to 10,000,000,000. In March 2022, the Company received permission to increase its authorized shares outstanding to 20,000,000,000.

As of December 31, 2021, there were 7,966,206,521 shares of common stock outstanding. Assuming full dilution of all preferred stock and convertible debt, the total shares outstanding at December 31, 2021 would have been 11,834,593,150 as follows (excluding warrants which would have minimal impact):

Common stock outstanding	7,966,206,521
Full conversion of preferred stock	2,053,815,200
Full conversion of convertible debt	1,814,571,429

Total	11,834,593,150

During the year ended December 31, 2021, the Company issued 6,437,918,650 shares of common stock for the extinguishment of $1,844,127 of convertible debt, $432,578 of accrued interest and $16,455 in fees as follows:

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Creditor	Date	Shares	Principal	Accrued interest	Fees	Total
Oasis Capital LLC	14-Jan-21	132,565,384	$29,827	$-	$-	$29,827
Oasis Capital LLC	27-Jan-21	98,310,546	22,120	100	-	22,220
Oasis Capital LLC	10-Feb-21	155,422,101	41,964	-	-	41,964
GW Holdings Group LLC	02-Mar-21	20,203,797	10,000	-	-	10,000
Oasis Capital, LLC	08-Mar-21	175,494,746	71,075	-	-	71,075
GW Holdings Group LLC	09-Mar-21	3,818,181	2,520	-	-	2,520
Trillium Partners LLC	10-Mar-21	86,508,841	-	37,039	1,025	38,064
Trillium Partners LLC	12-Mar-21	86,900,826	42,000	9,550	1,025	52,575
Trillium Partners LLC	19-Mar-21	89,695,455	58,000	174	1,025	59,199
Oasis Capital LLC	19-Mar-21	193,311,158	95,689	-	-	95,689
Oasis Capital LLC	06-Apr-21	203,298,776	91,484	-	-	91,484
Trillium Partners LLC	12-Apr-21	92,267,673	25,000	24,722	1,025	50,747
Oasis Capital LLC	26-Apr-21	50,000,000	20,250	-	-	20,250
Oasis Capital LLC	04-May-21	50,000,000	20,250	-	-	20,250
Trillium Partners LLC	29-Apr-21	53,055,556	25,000	238	1,025	26,263
Trillium Partners LLC	05-May-21	80,857,455	-	38,994	1,030	40,024
Oasis Capital LLC	22-Jun-21	296,999,838	106,919	-	-	106,919
Trillium Partners LLC	22-Jun-21	229,656,566	100,000	12,650	1,030	113,680
GW Holdings Group Inc	30-Jun-21	175,077,777	63,028	-	-	63,028
GW Holdings Group Inc	02-Jul-21	61,666,666	22,200	-	-	22,200
Trillium Partners LP	06-Jul-21	348,195,964	86,000	104,478	1,030	191,508
Trillium Partners LP	13-Jul-21	209,870,909	114,000	399	1,030	115,429
GW Holdings Group Inc	14-Jul-21	85,555,555	30,800	-	-	30,800
GW Holdings Group Inc	19-Jul-21	187,500,000	60,000	-	-	60,000
GW Holdings Group Inc	27-Jul-21	125,000,000	40,000	-	-	40,000
Trillium Partners LP	02-Aug-21	349,108,591	45,500	107,078	1,030	153,608
GW Holdings Group Inc	02-Aug-21	187,500,000	60,000	-	-	60,000
Oasis Capital, LLC	02-Aug-21	150,000,000	47,250	-	-	47,250
GW Holdings Group Inc	02-Aug-21	100,000,000	20,000	-	-	20,000
Oasis Capital, LLC	03-Sep-21	150,000,000	33,750	-	-	33,750
Oasis Capital, LLC	21-Sep-21	150,000,000	33,750	-	-	33,750
Oasis Capital, LLC	01-Oct-21	150,000,000	33,750	-	-	33,750
GW Holdings Group Inc	05-Oct-21	100,000,000	20,000	-	-	20,000
Oasis Capital, LLC	13-Oct-21	150,000,000	33,750	-	-	33,750
Livingston Asset Management LLC	19-Oct-21	87,643,429	25,000	4,645	1,030	30,675
Oasis Capital, LLC	22-Oct-21	150,000,000	33,750	-	-	33,750
Livingston Asset Management LLC	26-Oct-21	88,715,857	25,000	5,021	1,030	31,051
Livingston Asset Management LLC	26-Oct-21	87,021,143	25,000	4,427	1,030	30,457
Livingston Asset Management LLC	27-Oct-21	85,995,686	25,000	4,068	1,030	30,098
Livingston Asset Management LLC	27-Oct-21	84,903,714	25,000	3,686	1,030	29,716
Livingston Asset Management LLC	27-Oct-21	83,827,371	25,000	3,310	1,030	29,340
Oasis Capital, LLC	28-Oct-21	200,000,000	-	45,000	-	45,000
Trillium Partners LP	01-Nov-21	591,969,091	154,500	-	-	154,500
Oasis Capital, LLC	19-Nov-21	200,000,000	-	27,000	-	27,000
Total		6,437,918,650	$1,844,127	$432,578	$16,455	$2,293,160

F-37

NOTE 10 – WARRANTS

In connection with the issuance of the convertible note (the “Note”) with L2 Capital, LLC (“L2”) and funding of the initial tranche of $50,000 on the Note, the Company also issued a common stock purchase warrant to purchase up to 381,905 shares of the Company’s common stock pursuant to the terms therein as a commitment fee. At the time that each subsequent tranche under the Note is funded by L2 in cash, then on such funding date, the warrant shares shall immediately and automatically be increased by the quotient of 100% of the face value of the respective tranche and 110% of the VWAP of the common stock on the Trading Day (as defined in the Note) immediately prior to the funding date of the respective tranche. As of December 31, 2021, the Company had received multiple tranches for which it issued warrants to purchase shares of the Company’s common stock.

These warrants have a variable exercise price per the above and expire in five years. The aggregate fair value of the warrants, which was allocated against the debt proceeds totaled $280,438 based on the Black Scholes Merton pricing model using the following estimates: exercise price ranging from $0.001 – 0.0071, 2.80% – 2.94% risk free rate, 252.42 – 258.24% volatility and expected life of the warrants of 5 years. The fair value was credited to additional paid in capital and debited to debt discount to be amortized over the term of the loan.

A summary of the status of the Company’s outstanding stock warrants and changes during the periods is presented below:

	Shares available to purchase with warrants	Weighted Average Price	Weighted Average Fair Value
Outstanding, December 31, 2019	22,669,092	$.0011	$.0014

Issued	-	$-	$-
Exercised	-	$-	$-
Forfeited	-	$-	$-
Expired	-	$-	$-
Outstanding, December 31, 2019	22,669,092	$0.0011	$0.0014

Issued	-	$-	$-
Exercised	-	$-	$-
Forfeited	-	$-	$-
Expired	-	$-	$-
Outstanding, December 31, 2020	22,669,092	$0.0011	$0.0014

Exercisable, December 31, 2020	22,669,092	$0.0011	$0.0014

The Company uses Level 3 inputs for its valuation methodology for its conversion option liabilities as their fair values were determined by using the Binomial option pricing model based on various assumptions. The model incorporates the price of a share of the Company’s common stock (as quoted on the Over the Counter Bulletin Board), volatility, risk free rate, dividend rate and estimated life. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As, required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the assumptions used in the calculations:

Range of Exercise Prices	Number Outstanding 12/31/2021	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.001 – 0.0071	22,669,092	1.69 years	$0.0011

F-38

NOTE 11 – PREFERRED STOCK

Series A Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of ten shares of common stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the common stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends. As of December 31, 2021, and December 31, 2020, there are 3,381,520 and 3,381,520 shares of Series A preferred stock outstanding, respectively.

Series B Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 4,000 shares of common stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends. As of December 31, 2021, and December 31, 2020, there are 5,000 and 5,000 shares of Series B preferred stock outstanding, respectively.

Series C Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 400 shares of common stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock. As of December 30, 2021, and December 31, 2020, there are 5,000,000 and 5,000,000 shares of Series C preferred stock outstanding, respectively.

Series D Convertible Preferred Stock, has a par value of $0.0001, may be converted at a ratio of the Stated Value plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the Stated Value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends. As of December 30, 2021, and December 31, 2020, there are 125,000 and 125,000 shares of Series D preferred stock outstanding, respectively.

Series E Convertible Preferred Stock, has a par value of $0.001, and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by the Company at its option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock.

On July 1, 2018, the Company entered into a Stock Purchase Agreement with Device Corp. (“Device”) whereby Device will purchase up to $250,000 Series E preferred stock for $1 per share. As of December 31, 2021, the Company has received $166,331 for the purchase of the Series E. Originally, these purchases were recorded as debt because the Preferred shares were not issued. As of the Balance sheet date and the date of this report, these shares have not been issued to the Purchaser.

On January 15, 2019, the Company entered into a Stock Purchase Agreement with Geneva Roth Remark Holdings, Inc. (“Geneva”) whereby Geneva will purchase 53,000 shares of Series E preferred stock for $53,000.During th4e first quarter of Fiscal 2021, Geneva sold their position to Trillium Partners, LP (“Trillium”) On March 25, 2021, Trillium converted 20,370 shares of Series E preferred stock into 49,871,795 shares of common stock. As of December 31, 2021, and December 31, 2020, there are -0-and 34,985 shares of Series E preferred stock outstanding, respectively.

As of December 30, 2021, all classes of convertible preferred stock were convertible into 2,053,815,200 shares of common stock.

F-39

NOTE 12 – RELATED PARTY TRANSACTIONS

On July 8, 2019, the Company executed an employment agreement with Conrad Huss, the new CEO. The agreement provides for a salary of $10,000 per month. As of December 31, 2021, $412,000 has been credited to accrued compensation.

NOTE 13 – LOSS ON DEBT LITIGATION

On February 16, 2021, the Company received notice that a default judgment had been entered against it in the Southern District of New York. The total amount of the judgment was for $348,548. The Company incurred a loss on the settlement as follows:

		Accrued
Date of Note	Note	Interest	Total
17-May-16	$24,000	$11,106	$35,106
16-Mar-18	36,750	10,280	47,030
	$60,750	$21,386	$82,136

Total settlement amount			$348,548
Balance			$82,136
			$266,412

NOTE 14 – GAIN ON NEW METHODOLOGY FOR ACCOUNTING FOR DEBT CONVERSION FEATURES

The Company changed its accounting for the methodology for debt conversion features as stated in Note 6- Put premium on stock settled debt. An one-time gain of $995,692 was recorded in regards to the transition.

NOTE 15 – WRITE-OFF OF THIRD-PARTY NOTE

On July 25, 2013, the Company entered into a convertible promissory note (“Note”), in the amount of $500,000 and warrants to purchase 12,500,000 shares of company common stock, of which 10,000,000 of those warrants were exercisable at $0.05 per share and 2,500,000 of the warrants were exercisable at $0.10 per share. The Note has an interest rate of 8% per annum and a maturity date of July 31, 2014.

On July 25, 2013, the Company entered into a convertible promissory note (“Note”), in the amount of $500,000 and warrants to purchase 10,197,916 shares of company common stock, of which 8,158,333 of those warrants were exercisable at $0.05 per share and 2,039,583 of the warrants were exercisable at $0.10 per share. The Note has an interest rate of 8% per annum and a maturity date of July 31, 2014.

The Company has continued filing reports with the SEC and will be current with the SEC again in the near future, as well as having maintained its active status with the Nevada Secretary of State, since that time. We are currently in contact with the current management of the Company who have provided us with documentation as to the above noted amounts.

The Company has stated and records and filings show that the Notes were due and payable as of July 31, 2014 at the latest, and that no payments have been made and that no statements that the Company has renewed the note have been agreed to.

The New York Statute of Limitations provides, in relevant part:

Section 213: Actions to be commenced within six years: where not otherwise provided for; on contract; on sealed instrument; on bond or note, and mortgage upon real property; by state based on misappropriation of public property; based on mistake; by corporation against director, officer or stockholder; based on fraud. The following actions must be commenced within six years.

F-40

Section 213(2). an action upon a contractual obligation or liability, express or implied, except as provided in section two hundred thirteen-a of this article or article 2 of the uniform commercial code or article 36-B of the general business law;

Based on the New York Statute of Limitations, it is our view that the above referenced Note is no longer enforceable obligations under New York law as it became past due no later than July 31, 2014, more than six (6) years ago.

[CPLR 213(2)]

Nevada

Nevada also has a five (5) year statute of limitations for written contracts. Nevada Statutes Title VIII Section 95.11(2)(b). Wherein it states in pertinent part: “A legal or equitable action on a contract, obligation, or liability founded on a written instrument” As such the Note being due as of July 31, 2014, would also be time-barred under Nevada Law.

Conclusion

Based on the New York and Nevada Statute of Limitations, it is our view that the above referenced Note is no longer an enforceable obligation under New York or Nevada law as it became past due no later than July 31, 2014, more than six (6) years ago.

The balance of the Note was $500,000 and accrued interest was $431,342. Therefore, the total gain was $931,342.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.

On September 21, 2018, Pro Drive Outboards, LLC (“Pro-Drive”) filed a lawsuit against the Company, in which Pro-Drive alleges that the Company breached a contract that Pro-Drive entered into with the Company. Pro-Drive is seeking damages in excess of $500,000. The Company has filed an answer, including the defenses of defective service of process and statute of limitations and a motion to dismiss. The judge granted a motion to dismiss, and the plaintiff’s deadline to appeal has passed, thus concluding the matter. contingent liabilities that should be reflected in the financial statements.

On February 13, 2017, Baum Glass & Jayne PLLC (“Plaintiff”) obtained a default judgment against the Company in the amount of $27,083.74. Plaintiff has not attempted enforced collection. The amount was included in accounts payable as of December 30, 2021 and December 31, 2020.

NOTE 17 – INCOME TAX

In accordance with ASC 740, we are required to recognize the impact of an uncertain tax position in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained upon examination by the tax authorities. We had no unrecognized tax benefits from uncertain tax positions as of December 31, 2020 and 2019. It is also our policy, in accordance with authoritative guidance, to recognize interest and penalties related to income tax matters in interest and other expense in our Statements of Operations.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. As a result of our cumulative losses, management has concluded that a full valuation allowance against our net deferred tax assets is appropriate.

F-41

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used from 2018 due to the new tax law recently enacted.

The provision for income taxes on our loss from continuing operations for the fiscal years ended December 31, 2021 and 2020 are as follows:

	2021	2020
Book net income	$(1,553,148)	$(2,184,029)

Less:
Change in Fair value of derivatives	741,027	1,837,933
Amortization of discount on convertible debt	100,358	100,358
Gain on transfer of methodology to put premium	(995,692)	-
Interest expense for incursion of put premium to stock settled debt	75,286	-
Taxable net income	$(1,632,169)	$(245,738)

Change in Valuation allowance	426,567	64,224
Income tax expense based on taxable net income	(426,567)	(64,224)
Income tax expense	-	-

Note: The marginal tax rate is calculated as follows:

Statutory rate	2021	2020
Federal income tax rate	21.0%	21.0%
Incremental New York State rate	6.5%	6.5%
Impact of Federal rate on New York State rate	-1.4%	-1.4%
Marginal income tax rate	26.1%	26.1%

NOTE 18 – COVID-19

The Company, like all enterprises, is currently dealing with the impact of COVID-19 on future prospects. Recent events such as the vaccinations mitigate, but do not eliminate, the possible adverse consequences to the domestic and international economies. Recent increases in the Delta Variant of COVID-19 have resulted in greater infections and its ultimate impact cannot be ascertained

NOTE 19 – IMPACT OF CLIMATE CHANGE

The Financial Stability Board created the Task Force on Climate-related Financial Disclosures (TCFD) to improve and increase reporting of climate-related financial information. The TCFD requires that the impact of climate change upon risk assessment, capital allocation and strategic planning be discussed.

At this time, the impact cannot be determined.

F-42

NOTE 20 – SUBSEQUENT EVENTS

Extinguishment of debt

Subsequent to December 31, 2021, the Company extinguished $67,000 of debt principal plus $11,873 of accrued interest and incurred $9,885 in fees for the issuance of 526,589,733 shares as follows:

Creditor	Date	Shares	Principal	Accrued interest	Fees	Total
Livingston Asset Management LLC	07-Mar-22	154,190,143	$25,000	$4,085	$3,295	$32,380
Livingston Asset Management LLC	07-Mar-22	152,370,190	25,000	3,703	3,295	31,998
Trillium Partenrs, LP	07-Mar-22	220,029,400	17,000	4,085	3,295	24,380
		526,589,733	$67,000	$11,873	$9,885	$88,758

Subsequent to December 31, 2021 the Company issued $75,000 of convertible debt as follows:

	Date	Interest	Maturity
Creditor	Issued	Rate	Date	Amount
Frondeur Partners LLC	1-Jan-22	10%	01-Oct-22	$25,000
Frondeur Partners LLC	01-Feb-22	10%	01-Nov-22	25,000
Frondeur Partners LLC	01-Mar-22	10%	01-Dec-22	25,000
Frondeur Partners LLC	01-Apr-22	10%	01-Jan-23	25,000
				$100,000

F-43

PART III

EXHIBITS

Index to Exhibits

Exhibit Number	Title of Document
3.1	Amended and Restated Articles of Incorporation, as amended
3.2	By-laws
3.3	Registration Rights Agreement, dated as of July 23, 2018, by and between Cruzani, Inc. and L2 Capital, LLC.
4.1	Subscription Agreement*
10.1	Secured Convertible Promissory Note
10.2	Securities Purchase Agreement
10.3	Common Stock Purchase Warrant
10.4	Agreement and Plan of Merger
10.5	Stock Purchase Agreement, dated as of March 8, 2018, by and among the Company as buyer, TruFood Provisions Co., as the target, and Device Corp., as seller.
10.6	Equity Purchase Agreement, dated March 20, 2018
10.7	Form of Promissory Note by and between the Company and holder, dated May 10, 2018
10.8	Form of Stock Purchase Agreement by and between the Company and holder, dated May 10, 2018
10.9	Form of Warrant Agreement by and between the Company and Holder, dated May 10, 2018
10.10	Asset Purchase Agreement, dated as of June 30, 2018, by and among Supreme Sweets Acquisition Corp. and the Company, collectively as buyer, and Supreme Sweets, Inc. and 2498411 Ontario, Inc., collectively as seller
10.11	Equity Purchase Agreement, dated as of July 23, 2018, by and between the Company and L2 Capital, LLC
11.1	Consent of BF Borgers CPA PC*
11.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 12.1)*
12.1	Opinion of Nelson Mullins Riley & Scarborough LLP*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 1, 2022.

BOWMO, INC.

By:	/s/ Edward Aizman
Name:	Edward Aizman
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Date: November 1, 2022	By:	/s/ Edward Aizman
	Name:	Edward Aizman
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: November 1, 2022	By:	/s/ Michael E. Lakshin
	Name:	Michael E. Lakshin
	Title:	Chairman of the Board of Directors and President
(Principal Financial and Accounting Officer)

Date: November 1, 2022	By:	/s/ Conrad R. Huss
	Name:	Conrad R. Huss
	Title:	Co-Chairman of the Board of Directors